UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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SXC Health Solutions Corp.

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SXC HEALTH SOLUTIONS CORP.
NOTICE OF MEETING AND
PROXY CIRCULAR AND PROXY STATEMENT

Annual and Special Meeting
of
Shareholders

To Be Held
May 12, 2010

SXC HEALTH SOLUTIONS CORP.
2441 Warrenville Road, Suite 610
Lisle, Illinois, 60532-3642

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual and Special Meeting (the “Meeting”) of shareholders of SXC Health Solutions Corp. (the “Company” or “SXC”) will be held at the Fairmont Royal York, 100 Front Street West Toronto, Ontario M5J 1E3, Canada, on May 12, 2010 at 5:30 p.m. (Eastern daylight savings time) for the following purposes:

(a) to receive the Annual Report of the Company which contains the financial statements of the Company for the fiscal year ended December 31, 2009 and the report of the auditors thereon;

(b) to elect the seven director nominees named in the accompanying proxy circular and proxy statement;

(c) to approve the SXC Health Solutions Corp. Incentive Plan;

(d) to appoint auditors and to authorize the directors to fix the auditors remuneration and terms of engagement ; and

(e) to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The directors of the Company have fixed the close of business on March 17, 2010 as the record date for the determination of the shareholders of the Company entitled to receive notice of the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 12, 2010. The proxy statement and proxy circular and 2009 annual report to shareholders are available free of charge at www.proxydocs.com/sxci.

DATED at Lisle, Illinois, as of April 1, 2010.

BY ORDER OF THE BOARD

/s/  Clifford Berman
Clifford Berman
Senior Vice President,
General Counsel and Corporate Secretary

This proxy circular and proxy statement is being issued on behalf of Management and the Board of Directors in connection with the Meeting scheduled for May 12, 2010. This proxy circular and proxy statement and accompanying proxy card are first being mailed to shareholders on or about April 1, 2010. The terms “we,” “our,” and “the Company” throughout this proxy statement refer to SXC, and not the Board of Directors, or any of the Board of Director’s committees.

Shareholders who are unable to attend the Meeting in person and who wish to ensure that their shares are voted at the Meeting, are requested to date, sign and return in the envelope provided for that purpose, the enclosed form of proxy.

All instruments appointing proxies to be used at the Meeting or at any adjournment or postponement thereof must be deposited with the Company’s registrar and transfer agent, CIBC Mellon Trust Company/Mellon Investor Services, LLC, at least 48 hours prior to the commencement of the Meeting or any adjournment or postponement thereof or with the Chairman of the Meeting prior to the commencement of the Meeting or any adjournment or postponement thereof.

PROXY CIRCULAR AND PROXY STATEMENT

SXC HEALTH SOLUTIONS CORP.

PROXY CIRCULAR AND PROXY STATEMENT

SOLICITATION OF PROXIES

April 1, 2010

This Proxy Circular and Proxy Statement is furnished in connection with the solicitation of proxies by management (“Management”) and the Board of Directors (the “Board of Directors” or “Board”) of SXC Health Solutions Corp. (the “Company” or “SXC”) for use at the Annual and Special Meeting of Shareholders (the “Meeting”) of the Company to be held on May 12, 2010 at the time and place and for the purposes set forth in the accompanying Notice of Annual and Special Meeting of Shareholders (“Notice of Meeting”). The information contained herein is given as of the date hereof, except as otherwise noted herein. It is expected that the solicitation of proxies will be primarily by mail. However, proxies may also be solicited by telephone, facsimile or in person by employees of the Company. The total cost of the solicitation will be borne by the Company.

The Company will pay the reasonable costs incurred by persons who are the registered but not beneficial owners of SXC common shares (“common shares”) (such as brokers, dealers and other registrants under applicable securities law and nominees and custodians) in sending or delivering copies of the Notice of Meeting, Proxy Circular and Proxy Statement and form of proxy to the beneficial owners of common shares that are registered in the names of such persons. Payments will be made upon receipt of an appropriate invoice. The Company will furnish to such persons, upon request to the Secretary of the Company, at the U.S. corporate headquarters of the Company, 2441 Warrenville Road, Suite 610, Lisle, Illinois, 60532-3642, (Tel. 1-800-282-3232) or the registered office of the Company, 204 Black Street, Suite 300, Whitehorse, Yukon Territory, Canada, Y1A 2M9 (Tel. 867-668-5252) and without additional cost, additional copies of the Notice of Meeting, Proxy Circular and Proxy Statement and form of proxy. Although SXC has not engaged a proxy solicitor in connection with the 2010 annual meeting, SXC may elect to do so and, in such case, would pay a customary fee for these services.

Unless otherwise indicated, all dollar amounts in this document are in United States dollars.

PROXIES AND VOTING

Shareholders who are unable to attend the Meeting in person and who wish to have their common shares voted at the Meeting are requested to date, sign and return, in the envelope provided for that purpose, the enclosed form of proxy. Proxies must be deposited (i) with the Company’s transfer agent and registrar, CIBC Mellon Trust Company / Mellon Investor Services, LLC, at least 48 hours prior to the commencement of the Meeting or any adjournment or postponement thereof, or (ii) with the Chairman of the Meeting prior to the commencement of the Meeting or any adjournment or postponement thereof, in order for the common shares represented thereby to be voted at the Meeting or any adjournment or postponement thereof.

The common shares represented by any proxy will be voted for, against or withheld from voting with respect to the matters described herein in accordance with the instructions provided in any such proxy. In the absence of any specification, such proxies will be voted FOR the election of directors, FOR the approval of the SXC Health Solutions Corp. Incentive Plan and FOR the appointment of auditors.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting. The Company knows of no other matters to come before the Meeting other than matters referred to in the Notice of Meeting. If any matters which are not now known should properly come before the Meeting or if any amendments or variations to the matters referred to in the Notice of Meeting are presented for consideration at the Meeting, the forms of proxy will be voted on such matters, amendments and variations in accordance with the best judgment of the person voting the proxy.

A shareholder has the right to appoint a person (who need not be a shareholder) as proxy holder to attend and act on his or her behalf at the Meeting other than the representatives of Management and the Board of Directors designated in the enclosed form of proxy. The shareholder may exercise this right by inserting the name of the nominee in the space provided in the enclosed form of proxy or may complete another appropriate form of proxy, and in each case delivering the completed proxy in the manner set forth above.

Voting Procedures

In the case of the votes for the election of directors and the appointment of the independent auditors, proxies may be marked “FOR” or “WITHHOLD.” On these matters, common shares represented by proxies marked “WITHHOLD” will be counted as having been withheld from voting. In the case of the votes for the approval of the SXC Health Solutions Corp. Incentive Plan, proxies may be marked “FOR” or “AGAINST.”

Brokers who are registered shareholders owning shares on behalf of beneficial owners are required under stock exchange rules to obtain the instructions of beneficial owners before casting a vote on certain matters. In the absence of such instructions the broker may not vote the shares on such matters, and such a situation is referred to as a “broker non-vote.” The voting items regarding the election of directors and the approval of the SXC Health Solutions Corp. Incentive Plan require a beneficial owner’s instructions to a broker. Broker non-votes are not treated as votes cast for purposes of these items and will not have any impact on the outcome.

Quorum Requirement

The required quorum for the transaction of business at the Meeting is at least two persons present in person and representing in their own right, or by proxy, or as a duly authorized representative of any registered shareholder that is a body corporate or other legal entity, at least 33 1/3% of the Company’s outstanding common shares entitled to vote at the Meeting. Common shares represented by proxies marked “WITHHOLD” and proxies returned as broker “non-votes” will be considered present for quorum purposes.

NON-REGISTERED HOLDERS

Only registered holders of common shares of the Company or the person(s) they appoint as their proxy holder are permitted to vote at the Meeting. However, in many cases, common shares of the Company beneficially owned by a holder are not registered in the name of the holder (a “Non-Registered Holder”) but are rather registered either (a) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the common shares or (b) in the name of a clearing agency (such as The Depository Trust Company or The Canadian Depository for Securities Limited) of which the Intermediary is a participant (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP’s, RRIF’s, RESP’s and similar plans). In accordance with applicable securities laws, the Company has distributed copies of the Notice of Meeting, this Proxy Circular and Proxy Statement, a form of proxy and the Company’s Annual Report (collectively the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally Non-Registered Holders will either:

(a) be given a form of proxy which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “voting instruction form” or a “proxy authorization form”) which the Intermediary must follow. Typically, the Non-Registered Holder will also be given a page of instructions which contains a removable label containing a bar code and other information. In order for the form of proxy to be validly constituted, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(b) less typically, be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of common shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deliver it to CIBC Mellon Trust Company/Mellon Investor Services, LLC, as provided under “Proxies and Voting” above.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the common shares of the Company which they beneficially own. Should a Non-Registered Holder who receives either form of proxy wish to vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the Non-Registered Holder’s (or such other persons’) name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the form of proxy is to be delivered.

REVOCATION OF PROXIES

Any shareholder who has given a proxy may revoke it by depositing an instrument in writing executed by him or her or by his or her attorney authorized in writing at the U.S. corporate headquarters of the Company, 2441 Warrenville Road, Suite 610, Lisle, Illinois, 60532-3642, or the registered office of the Company, 204 Black Street, Suite 300, Whitehorse, Yukon Territory, Canada, Y1A 2M9, (Tel. 867-668-5252), to the attention of the Secretary, at least three business days preceding the day of the Meeting or any adjournment or postponement thereof or, as to any matter upon which a vote has not already been cast pursuant to the authority conferred by such proxy, with the Chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof, or by any other manner permitted by law.

SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2011 ANNUAL MEETING

If you want to propose a matter for a vote by the Company’s shareholders at the Company’s 2011 annual meeting of shareholders, you must send your proposal to the Secretary of the Company at the following address: 2441 Warrenville Road, Suite 610, Lisle, Illinois 60532-3642. For proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company may omit your proposal from next year’s proxy circular and proxy statement under applicable United States securities laws if it is not received by the Company’s Secretary at the address noted above by December 3, 2010. For shareholder proposals submitted pursuant to section 138 of the Business Corporations Act (Yukon), the Company may omit your proposal from next year’s proxy circular and proxy statement under applicable Yukon corporate law if, among other things, it is not received by the Company’s Secretary at the address noted above by February 9, 2011.

FINANCIAL STATEMENTS AND AUDITORS’ REPORTS

At the Meeting, we will submit to you the Company’s consolidated financial statements for the year ended December 31, 2009 and the related report of our auditors. No vote will be taken regarding the financial statements.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF

As at the close of business on the Record Date, SXC had 30,118,868 common shares outstanding. Each holder of common shares is entitled to one vote for each common share registered in such holder’s name as at the close of business on the record date.

In accordance with the Business Corporations Act (Yukon), if a shareholder transfers ownership of any of their common shares after the record date, the transferee may be entitled to vote the common shares at the Meeting. To gain entitlement to vote those common shares, the transferee must produce properly endorsed common share certificates or otherwise establish that the transferee owns the common shares, and must demand not later than 10 days before Meeting, or any shorter period before the Meeting that the by-laws of the Company may provide, that the transferee’s name be included in the list of shareholders before the Meeting.

The following table sets forth certain information, as of March 17, 2010, concerning the persons or entities known to us to be beneficial owners of or exercise control or direction over more than 5% of the common shares as well as the number of common shares that our directors and executive officers directly or indirectly own. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all common shares beneficially owned set forth opposite their name. Percentage ownership is based on an aggregate of 30,118,868 common shares outstanding on March 17, 2010. Unless otherwise indicated, the business address of each shareholder listed below is SXC Health Solutions Corp., 2441 Warrenville Rd, Suite 610, Lisle, Illinois 60532.

		Number of Shares		Percentage of class
Name and Address of		Beneficially Owned,		Beneficially Owned,
Beneficial Owner	Title of Class	Controlled or Directed		Controlled, or Directed

Principal Shareholders:
Wellington Management Company, LLP	Common Shares	4,084,597	(1)	13.6	%(1)
75 State Street Boston, MA 02109

(1)	This information is based upon the schedule 13G filed by Wellington Management Company, LLP with the Securities and Exchange Commission on February 9, 2010. Wellington Management Company, LLP has reported therein that it has shared voting discretion over 3,296,369 common shares, which are included in its shared investment discretion over 4,084,597 common shares.

			Aggregate Stock Option Grants
			Exercisable within 60 Days of	Percentage of
Name of Beneficial Owner	Title of Class	Shares	March 17, 2010	Class

Terrence C. Burke	Common Shares	7,014	8,750	**
Steven D. Cosler	Common Shares	2,000	10,000	**
William J. Davis	Common Shares	—	10,000	**
Anthony R. Masso	Common Shares	—	6,250	**
Philip R. Reddon*	Common Shares	465,405	2,500	1.52%
Curtis J. Thorne	Common Shares	—	6,250	**
Mark Thierer	Common Shares	23,830	317,250	1.10%
Jeffrey Park	Common Shares	965	147,875	**
John Romza	Common Shares	73,471	118,167	**
Mike Bennof	Common Shares	62,191	112,167	**
Greg Buscetto	Common Shares	—	7,500	**

All executive officers and directors as a group as of March 17, 2010 (12 persons)	Common Shares	634,876	752,959	4.52%

*	Mr. Reddon is an officer of Covington Capital Corporation, which manages or advises various funds and which beneficially owns 465,405 common shares of the Company. Mr. Reddon disclaims beneficial ownership of these shares.

**	Less than 1% owned.

MATTERS TO BE ACTED UPON AT THE MEETING

1.	Election of Directors

The articles of the Company provide that the Company shall have a minimum of three and a maximum of ten directors. The number of directors is currently set at seven. The directors elected at the Meeting will hold office until the close of the next annual meeting or until their successors are elected or appointed. In the absence of contrary instructions, the persons named in the form of proxy for use by the shareholders intend to vote FOR the election of the persons indicated below as directors. The Company does not contemplate that any of the proposed nominees will be unable to serve as a director, however, if that should occur for any reason prior to the Meeting, the persons named in the form of proxy will vote for the election of another person or persons in their discretion.

Pursuant to Yukon corporate law, there is a plurality vote standard for the election of directors to the Board. As there are seven nominees identified below and the Company’s Board size has been set at seven, all of the nominees identified below will be elected to the Board unless additional nominees are proposed and one or more of such additional nominees receive a greater number of votes than one or more of the nominees identified below. The results of the election of directors at the Meeting will be determined and certified by the scrutineers for the Meeting. With respect to Mr. Thierer, his employment agreement provides that he will be nominated for election as a director at each annual meeting of shareholders during the period he serves as Chief Executive Officer of the Company.

IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR COMMON SHARES WILL BE VOTED FOR THE NOMINEES LISTED BELOW UNLESS YOU SPECIFICALLY INSTRUCT OTHERWISE.

IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY AND ANY OF THE NOMINEES LISTED ON THE FORM OF PROXY IS FOR ANY REASON UNAVAILABLE TO SERVE, YOUR PROXYHOLDER AT THE MEETING MAY CHOOSE TO VOTE FOR ANOTHER QUALIFIED NOMINEE. WE HAVE NO REASON TO BELIEVE THAT ANY NOMINEE WILL BE UNAVAILABLE TO SERVE.

The following table, the notes thereto and the professional biographies immediately following such table set forth the names and respective municipalities of residence of the persons proposed to be nominated for election as directors, their principal occupations, all positions and offices with the Company presently held by them and the date on which they were first elected or appointed as directors. The professional biography of each of the directors also contains information regarding some of the experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director of the Company. In addition to the individual experiences and attributes of each of the directors described in the following professional biographies, the Company highly values the collective experience and qualifications of the directors. We believe that the collective experiences, viewpoints and perspectives of our directors results in a Board with the commitment and energy to advance the interests of our shareholders.

Name, State or Province, and	Principal	Date First Became a
Country of Residence	Occupation	Director

Terrence C. Burke(1)(2)(5) Easton, MD, USA.	Independent Consultant	August 24, 1999
William J. Davis(3)(4) Hinsdale, IL,USA.	Chief Financial Officer, Allscripts-Misys Healthcare Solutions, Inc.	January 23, 2007
Philip R. Reddon(3)(4) Burlington, Ontario, Canada	Managing Director, Covington Capital Corporation	May 11, 2005
Mark A. Thierer Barrington, IL,USA	President and Chief Executive Officer of the Company	February 14, 2006
Steven Cosler(2)(5) Winter Park, FL, USA	Operating Partner, Water Street Healthcare Partners	August 1, 2007
Curtis Thorne(3)(4) Nashville, TN, USA	President and Chief Executive Officer, MedSolutions, Inc.	September 17, 2007
Anthony Masso(2)(5) Royal Oak, MD, USA	President and Chief Executive Officer, Consortium Health Plans, Inc.	September 17, 2007

Notes:

(1)	Chairman of the Board of Directors.

(2)	Member of the Nominating Committee.

(3)	Member of the Corporate Governance Committee.

(4)	Member of the Audit Committee.

(5)	Member of the Compensation Committee

Terrence C. Burke, 68, has been a director for us since August, 1999 and, effective December 31, 2008, was appointed Chairman of the Board of Directors.

As a retired healthcare executive, Mr. Burke has significant experience in the managed care and indemnity insurance industry in the U.S. and for the past several years has been an independent industry consultant. He has held executive positions with a number of leading managed care companies, which positions included Senior Executive Vice-President of Metrahealth Corporation, Senior Vice-President, Field Operations, Specialty Companies and Planning and Development of Aetna Corporation and President of CIGNA Health Plans as well as Senior Vice-President, National Operations of Cigna Corporation. Mr. Burke currently holds directorships with two privately held healthcare-related companies. Mr. Burke has served on the boards of several healthcare industry associations, including Federation of American Health Care Systems, Group Health Association of America and the National Association of Employers on Health Care. Mr. Burke holds a Bachelors in History from the University of Washington.

The Board concluded that Mr. Burke should continue to serve as a director of the Company because of his knowledge of the healthcare industry in part due to his experience as a former healthcare executive, a healthcare industry consultant and a member of various boards of directors of healthcare-related companies and industry associations.

William J. Davis, 42, has been a director for us since January, 2007. Mr. Davis is currently the Chief Financial Officer (“CFO”) of the Chicago-based healthcare information technology provider Allscripts — Misys Healthcare Solutions, Inc. (“Allscripts”) Mr. Davis joined Allscripts as CFO in October, 2002, and is responsible for all of Allscripts’ financial operations. Prior to joining Allscripts, Mr. Davis was the CFO of Lante Corporation, a technology consulting firm. Mr. Davis helped lead that company’s initial public offering in February 2000 and its subsequent sale to SBI and Company in September, 2002. From 1991 through 1999, Mr. Davis was in the Technology Group of PricewaterhouseCoopers LLP. Mr. Davis earned a Bachelors degree in Accounting from the University of Cincinnati and a M.B.A. from Northwestern University.

The Board concluded that Mr. Davis should continue to serve as a director of the Company in part due to his familiarity with public company reporting responsibilities and complex corporate transactions as a result of his prior work experience as the CFO of Allscripts and Lante Corporation.

Philip R. Reddon, 44, has been a director for us since March, 2006. Mr. Reddon joined Covington Capital Corporation (“Covington”) in 2002, as Managing Director. His responsibilities include analysis of new investment opportunities for Covington and assisting in the management and monitoring of Covington’s existing investments. Prior to joining Covington, Mr. Reddon spent six years at Bank of Montreal Capital Corporation (“BMO Capital”) as Managing Director for a private equity fund. He was head of the Technology Investment team, and sat on the investment committee, which was involved in the investment and approval process for over 60 companies. In his role at BMO Capital, he sat on the boards of eight investee companies. Prior to BMO Capital, Mr. Reddon spent six years with the Business Development Bank of Canada.

The Board concluded that Mr. Reddon should continue to serve as a director of the Company in part due to his experience in investment banking and financial services.

Mark A. Thierer, 50, has been a director for us since January, 2006. Mr. Thierer served as the President and Chief Operating Officer of the Company from September 2006 through 2008 and assumed his current role of President and Chief Executive Officer (“CEO”) of the Company, effective June 30, 2008. Prior thereto, Mr. Thierer was the President of Physicians Interactive, a former division of Allscripts (NASDAQ: MDRX), which provided online clinical education programs, from 2003 to 2006.

Prior to Allscripts, Mr. Thierer spent ten years with CaremarkRx, now CVS/Caremark, where he was a corporate officer and key executive in helping to build Caremark into a pharmacy benefits manager and specialty pharmacy company. In his most recent capacity at Caremark, Mr. Thierer served as the Senior Vice President, New Ventures, responsible for developing Caremark’s growth strategy. Prior to that role, Mr. Thierer managed Caremark’s retail network operations, trade relations, specialty pharmacy, marketing, field operations, and corporate account functions. Prior to Caremark, Mr. Thierer spent ten years with IBM, managing sales of healthcare information management solutions. Mr. Thierer holds a Bachelors in Finance from the University of Minnesota and a M.B.A. in Marketing from Nova Southeastern University in Florida. He also holds the designation of CEBS (Certified Employee Benefits Specialist) from The Wharton School. Mr. Thierer is an active member of numerous industry associations. Mr. Thierer is also an advisor to the Jeffrey Pride Foundation for Pediatric Cancer Research.

The Board concluded that Mr. Thierer should continue to serve as a director of the Company because of his understanding of the operations of the Company and the industry in which it operates in part due to his role as the Company’s President and Chief Executive Officer and his many years of healthcare related experience.

Steven Cosler, 54, has been a director for us since August, 2007. Mr. Cosler is currently an Operating Partner at Water Street Healthcare Partners (“Water Street”), a Chicago-based private-equity firm focused exclusively on the healthcare industry. Mr. Cosler joined Water Street in 2006 and prior to that was President and Chief Executive Officer of Priority Healthcare Corporation (“Priority”), a publicly held specialty pharmacy and distributor that was acquired by Express Scripts in October, 2005. Mr. Cosler was employed by Priority from 1996 to 2005, where he held a number of increasingly senior roles, culminating in his appointment as President and Chief Operating Officer in 2001, and President and CEO in 2002, a position he retained until the acquisition.

Before joining Priority, Mr. Cosler held leadership positions at Coresource, Inc., a third party administrator managing healthcare services, and at IBM. Mr. Cosler sits on the board of several privately held healthcare companies including CareCentrix, Healthplan Holdings, CCS Medical, Inc., Access Mediquip, Inc. and Cydex Pharmaceutical, Inc. Mr. Cosler also sits on the Board of Trustees of two closed-end funds managed by Claymore Securities. He is a graduate of Purdue University with a Bachelors degree in Industrial Management.

The Board concluded that Mr. Cosler should continue to serve as a director of the Company in part due to his familiarity with investment banking as it relates the healthcare industry as well as his knowledge of the healthcare industry from his prior work experience in the pharmaceutical industry.

Curtis Thorne, 50, has been a director for us since August, 2007. Mr. Thorne is currently the President and Chief Executive Officer of MedSolutions, Inc.(“MedSolutions”), a company focused on management of medical imaging services. From 1998 to 2000, Mr. Thorne was its President and Chief Operating Officer. Prior to joining MedSolutions, Mr. Thorne was President and COO of Adesso Specialty Services, a California-based specialty physician management company. Mr. Thorne earned a M.B.A. from the Babcock School of Management at Wake Forest University and a Bachelors degree in Chemistry from the University of North Carolina.

The Board concluded that Mr. Thorne should continue to serve as a director of the Company in part due to his insight into operating a technology-driven healthcare company from experience as the chief executive officer of MedSolutions, Inc.

Anthony Masso, 68, has been a director for us since August, 2007. Mr. Masso is currently the President and Chief Executive Officer of Consortium Health Plans, Inc. (“Consortium”), a national coalition of 19 Blue Cross Blue Shield plans that is focused on building market share of its members amongst major employers and benefits consultants. Prior to Consortium, Mr. Masso was President of StrongCastle LLC, a private consulting company that specializes in the implementation of strategic business plans for corporate clients from 2000 to 2003. Mr. Masso was also previously President of Litho Group, Inc., and Executive Vice President of Integrated Health Services, Inc from 1994 to 2000. Mr. Masso spent four years as Senior Vice President of the Health Insurance Association of America, where he planned and implemented a transformation of indemnity insurers into managed care networks. As Senior

Vice President of Aetna Health Plans, Mr. Masso was responsible for East Coast operations for all HMO and POS health plans.

The Board concluded that Mr. Masso should continue to serve as a director of the Company in part due to his knowledge of the healthcare industry through his experience as the Chief Executive Officer of a national coalition of Blue Cross Blue Shield Plans as well as his prior work experience in the consulting industry.

2.	Approval of the SXC Health Solutions Corp. Incentive Plan

Introduction

The Company is asking shareholders to approve the SXC Health Solutions Corp. Incentive Plan (“Bonus Plan”) under which executive officers and other employees would be eligible to receive incentive awards based on the achievement of objective performance goals for performance periods commencing on or after January 1, 2011. The plan was approved by the Board of Directors on March 10, 2010, subject to shareholder approval.

The Bonus Plan will allow the Compensation Committee to utilize specified financial or individual measures (as more fully described below) when determining such awards. Should the Bonus Plan receive shareholder approval, it is intended that the plan will qualify for exemption under Section 162(m) of the Internal Revenue Code (the “Code”), which would generally allow awards granted under the plan to be tax deductible by us.

Description of the Bonus Plan

The purpose of the Bonus Plan is to retain and motivate officers and other employees of the Company who are designated by the Company to participate in the Bonus Plan for a specified performance period commencing on or after January 1, 2011 (a “Performance Period”) by providing such designated officers and employees with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for that Performance Period.

The following is a brief summary of some of the terms of the Bonus Plan and is qualified in its entirety by, and made subject to, the Bonus Plan set forth as Appendix A to this proxy statement and proxy circular.

All officers and other employees of the Company and its subsidiaries are eligible to be designated for participation in the Bonus Plan. The Compensation Committee will designate the eligible employees who will participate in the Bonus Plan for a specified Performance Period, and will do so not later than 90 days after the beginning of the Performance Period or, if earlier, the date on which 25% of the Performance Period has been completed (the “Applicable Period”). It is anticipated that only our executive officers will be eligible to receive awards under the Bonus Plan, which is currently five individuals.

Under the Bonus Plan, payment of awards to participating employees is subject to the attainment of specific performance goals and other terms and conditions established by the Compensation Committee for each Performance Period during the Applicable Period. A participant may receive an award under the Bonus Plan based upon achievement of a performance goal or goals using one or more objective corporate-wide or subsidiary, division, operating unit or individual measures. With respect to bonuses payable to persons who are, or are expected to be, employed as the chief executive officer or certain of the other most highly compensated executive officers of the Company as of the last day of the Company’s taxable year (“162(m) Covered Employees”), the applicable performance goals shall include one or more of the following objective performance measures: revenue growth; new revenue growth; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; attainment of strategic and operational initiatives; market share; gross profits; and/or comparisons with various stock market indices of the Company or any affiliate, division or business unit of the Company for or within which the participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. With respect to participants who are not 162(m) Covered Employees and who are not expected to be 162(m) Covered Employees at any time during the applicable Performance Period, the performance goals may include any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed above.

If the relevant performance goals are attained during the Performance Period, a participant will be eligible to receive a cash award. Performance goal targets are expressed in terms of an objective formula or standard which may be based on an employee’s base salary, or a multiple thereof, at the time or immediately before the performance goals for such Performance Period were established. In all cases, the Compensation Committee has the sole and absolute discretion to reduce the amount of any payment under the Bonus Plan that would otherwise be made to any participant or to decide that no payment shall be made. No participant will receive a payment under the Bonus Plan with respect to any Performance Period having a value in excess of $3,000,000, which maximum amount will be prorated or proportionally increased with respect to Performance Periods that are less than or more than one year in durations. Because the size of the awards granted under the Bonus Plan is at the discretion of the Compensation Committee, subject to the limits described above, the actual amount of compensation that will be paid under the Bonus Plan, if the approval of shareholders is obtained, cannot be determined at this time.

Determination of the performance compensation awarded to each participant is to be made at a time determined by the Compensation Committee after the last day of each Performance Period following a certification by the Compensation Committee that the applicable performance goals were satisfied. During the Applicable Period, the Compensation Committee will establish terms regarding the timing of payment of awards. The Compensation Committee may delegate its responsibilities under the Bonus Plan to our chief executive officer or such other executive officer of the Company as it deems appropriate, except that the Compensation Committee may not delegate its responsibilities with respect to bonuses payable to 162(m) Covered Employees.

No compensation will be paid under the Bonus Plan to 162(m) Covered Employees if the Bonus Plan is not approved by shareholders. If approved, the Bonus Plan will be effective for performance periods commencing on or after January 1, 2011. The Board of Directors may terminate the Bonus Plan at any time.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting is required to approve the Bonus Plan.

The Board of Directors unanimously recommends a vote FOR the approval of the SXC Health Solutions Corp. Incentive Plan.

3.	Appointment of Independent Registered Public Accountants

On June 23, 2008, the Audit Committee of the Board of Directors appointed the United States firm of KPMG LLP (“KPMG US”) as the Company’s independent registered public accountant. Because SXC ceased to be a “foreign private issuer” in 2008 and is filing reports with the U.S. Securities and Exchange Commission (the “SEC”) in accordance with United States generally accepted accounting principles, the Audit Committee believed a change from the Canadian firm of KPMG LLP, Chartered Accountants (“KPMG Canada” and, together with KPMG US, “KPMG LLP”) to KPMG US was appropriate.

In connection with this action, on June 23, 2008, the Audit Committee accepted the resignation of KPMG Canada as its independent auditor for the fiscal year that commenced January 1, 2008. The audit reports of KPMG Canada on the consolidated financial statements of the Company as of and for the years ended December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report of KPMG Canada on the effectiveness of internal control over financial reporting as of December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG Canada’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2007 and 2006 contained a separate paragraph stating that, “As discussed in Note 2(t) to the consolidated financial statements, the Company changed its method of accounting for income tax uncertainties in 2007.”

During the Company’s two fiscal years ended December 31, 2007 and 2006, and in the interim period from January 1, 2008 through June 23, 2008, there were no disagreements with KPMG Canada on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG Canada, would have caused it to make reference thereto in their report of the financial statements for those years. Additionally, during this time frame there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Regulation S-K”).

During the years ended December 31, 2007 and 2006 and for the period beginning January 1, 2008 and ending June 23, 2008 (the date KPMG US was appointed), neither SXC nor the Audit Committee consulted KPMG US with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as defined in Items 304(a)(2)(i) and (ii) of Regulation S-K.

KPMG US are the current auditors of the Company. At the Meeting, holders of the common shares will be requested to appoint KPMG US as the independent registered public accountants of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed and to authorize the Board to fix KPMG US’s remuneration and terms of engagement. We expect that representatives of KPMG US will attend the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions. KPMG Canada served as the Company’s auditors from 1995 until KPMG US was appointed as the Company’s auditors on June 23, 2008.

In addition to retaining KPMG LLP to audit our financial statements, we engage them from time to time to perform other services. The table below shows the total fees billed by KPMG LLP for their services to us in 2009 and 2008:

Fee Type	2009	2008

Audit Fees(1)	$1,241,000	$1,486,000
Audit Related Fees(2)	373,000	302,000
Tax Fees	—	—
All other fees	—	—

Total	$1,614,000	$1,788,000

(1)	Audit fees consist of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings. Audit fees also include fees for professional services rendered for the audits of the effectiveness of internal control over financial reporting during fiscal 2009 and 2008.

(2)	Advice or professional services with respect to internal controls over financial reporting of the Company, the acquisition of National Medical Health Card Systems, Inc. (“NMHC”), the September 2009 common share offering, and other matters.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining the independence of KPMG LLP.

The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to us by our independent registered public accounting firm. In accordance with that policy, the Audit Committee has given its pre-approval for the provision of all audit and review services to be performed by KPMG US for 2010. All other services must be specifically pre-approved by the Audit Committee or by a member of the Audit Committee to whom the authority to pre-approve the provision of services has been delegated.

The Board of Directors and the Audit Committee recommend a vote “for” the appointment of KPMG US as independent registered public accountants of the Company until the next annual meeting of shareholders or until a successor is appointed. In the absence of a contrary instruction, the persons designated in the enclosed form of proxy intend to vote FOR the appointment of KPMG US as independent registered public accountants of the Company to hold office until the next annual meeting of shareholders or until a successor is appointed.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee consists of three independent directors. Its duties and responsibilities are set forth in a written charter that is available on www.sxc.com.

In the course of fulfilling its responsibilities during fiscal year 2009, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements for the year ended December 31, 2009;

•	discussed with representatives of the Independent Auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended;

•	received the written disclosures and the letter from the Independent Auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Auditor’s communications with the Audit Committee concerning independence; and

•	discussed with the Independent Auditor its independence from the Company and management.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

AUDIT COMMITTEE
Philip R. Reddon, Chair
William J. Davis
Curtis J. Thorne

4.	Other Matters

The Company knows of no other matters to be submitted to the shareholders at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the common shares they represent in accordance with their judgment on such matters.

EXECUTIVE OFFICERS

Our executive officers, and their ages and positions are:

Name	Age	Office and Position Held

Mark A. Thierer	50	President and Chief Executive Officer
Jeffrey Park	38	Executive Vice President and Chief Financial Officer
John Romza	54	Executive Vice President, Research and Development and Chief Technology Officer
Mike Bennof	46	Executive Vice President, Healthcare Information Technology
Clifford Berman	50	Senior Vice President, General Counsel and Corporate Secretary

Mark A. Thierer, 50, has served as our President and Chief Executive Officer since June 30, 2008. Information about Mr. Thierer’s tenure with us and his business experience is presented above under “Matters to be Acted Upon at the Meeting — Election of Directors.”

Jeffrey Park, 38, has served as our Chief Financial Officer since March, 2006. Prior to his appointment, Mr. Park was a member of our Board of Directors and was Senior Vice President of Covington Capital Corporation, a private equity venture capital firm. Mr. Park, a Chartered Accountant, joined Covington in 1998. Prior to Covington, Mr. Park worked for IBM in several areas of their Global Services Organization.

John Romza, 54, has served as our Chief Technology Officer and Executive Vice President of Research and Development since June 2007. Mr. Romza is responsible for the software development, technical infrastructure, and operating activities of our processing centers. Mr. Romza has over 25 years of overall software development experience and 20 years of experience in developing software products for the pharmacy industry. Mr. Romza joined us as a result of our acquisition of ComCoTec in 2001, where he was Vice President, Research and Development.

Mike Bennof, 46, has served as our Executive Vice President of Healthcare Information Technology since June, 2007. Mr. Bennof is responsible for executive management and growth of our systems integration and consulting business areas. He is responsible for operations of major accounts including government programs such as Medicare, Medicaid and provincial drug plans in Canada. Mr. Bennof has 18 years in the software and high-technology industries including prior positions with Computer Data Systems Inc. and Decision Systems Technologies, Inc. Mr. Bennof joined us in March 1999.

Clifford Berman, 50, has served as our Senior Vice President, General Counsel and Corporate Secretary since March, 2008. Prior to joining SXC, he served as Division Counsel, Legal Regulatory and Compliance for Abbott Laboratories. Mr. Berman joined Abbott Laboratories in 2002. Prior to Abbott Laboratories, Mr. Berman worked for four years at Allscripts, where he served as Senior Vice President, General Counsel, and Chief Privacy Officer. Earlier in Mr. Berman’s career he also held a number of positions over an eight year period with Caremark, Inc., including Vice President, Legal Services.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this Compensation Discussion and Analysis, we address the compensation objectives, policies and practices relating to the 2009 compensation paid or awarded to our Named Executive Officers (“NEOs”). Our NEOs for 2009 were Messrs. Thierer, Park, Romza, Bennof and Mr. B. Greg Buscetto.

Compensation Philosophy and Objectives

The overall compensation program for salaried employees has been designed and is administered to ensure that employee compensation promotes superior job performance and the achievement of business objectives. There are three main objectives of our executive compensation program: first, the maximization of shareholder value over the long-term; second, to attract and retain highly qualified executives to ensure that the long-term financial objectives of the Company are met; and third, to provide incentives and reward each executive for his or her contributions to the Company. In particular, the goals of our executive compensation program are to reward past performance, to provide incentives for future performance, and to align the executives’ long-term interests with those of investors. The Compensation Committee believes that these objectives can best be accomplished by an executive compensation program that reflects the following four principles:

•	Base salaries should be sufficient to attract and retain qualified management talent, without exceeding competitive practices at similar companies in the healthcare services and healthcare information technology markets;

•	Bonus and incentive programs should provide opportunity for significant increases in compensation, based on meeting or exceeding pre-determined Company and individual performance targets;

•	A substantial portion of total long-term compensation should reflect performance on behalf of the Company’s shareholders, as measured by increases in the value of the Company’s stock; and

•	Compensation should be weighted to reflect the performance of the Company compared to its stated goals and relative to selected competitors, taking into consideration, metrics such as, but not limited to, sales growth, margins and earnings per share growth.

Our Compensation Committee

The Compensation Committee currently consists of Messrs. Cosler, Burke, and Masso, with Mr. Cosler serving as the Chair. Each of Messrs. Cosler, Burke, and Masso has significant experience in compensation matters as a result of their service as executive officers or advisors to various companies. The Compensation Committee’s agenda and meeting calendar were determined by the Compensation Committee, with input (as appropriate) from Mr. Thierer, the President and Chief Executive Officer of the Company. At the request of the Compensation Committee, Mr. Thierer and Mr. Park, Chief Financial Officer of the Company, generally attend meetings of the Compensation Committee. At such meetings, Mr. Thierer makes recommendations from time to time to the Compensation Committee regarding base salary levels, bonuses, and incentive plans. In addition, the Compensation Committee invites Mr. Thierer, Mr. Park, and the Company’s independent compensation consultant, to attend certain meetings of the Compensation Committee to discuss the design, implementation, and administration of long-term incentive, equity incentive, and deferred compensation plans. The Compensation Committee also meets regularly in executive sessions without the presence of any executive officers whose compensation is scheduled for discussion.

Compensation Consultant

In 2009, the Compensation Committee engaged an external consultant, The Delves Group, to assist the Committee with compensation matters, including reviewing the Company’s peer group and peer group benchmarking information, as well as performing an independent analysis of our executive compensation and director policies and practices. The Delves Group does not provide any other services to the Company.

The Delves Group advised the Compensation Committee with respect to the compensation arrangements for our executive officers and directors, and particularly provided advice with respect to our compensation practices in relation to the comparative peer group for the Company. The analysis of our executive compensation policies and practices provided by The Delves Group considered financial metrics for our peers, including market capitalization, various measures of profitability, and growth in the Company’s stock price. In order to prepare its analysis for the Compensation Committee, The Delves Group would meet from time to time with senior management.

In setting executive officer compensation levels, the Compensation Committee considered the comparative compensation analyses provided by The Delves Group, which included multiple market surveys, as well as peer group analysis, and then applied the collective experience and judgement of the Compensation Committee to such data (and the relative significance of the various comparative peer group components) to make compensation determinations. The market surveys used by the Delves Group included the 2009 General Industry Survey, the 2009 High Technology Industry Survey, and the 2009/2010 Watson Wyatt Compquest Executive Compensation Survey. The comparative information included in the market surveys used by The Delves Group was obtained from publicly filed reports of each company in the comparative peer group, as well as from nationally recognized general industry and high technology industry compensation surveys. A representative of The Delves Group attended meetings of the Compensation Committee, and apprised the Committee as requested on the progress of compensation surveys, and also made recommendations regarding executive officer and director compensation levels, as well as long-term incentive plan design.

Role of Executives in Determining Compensation

The CEO annually reviews the performance of all NEOs based on performance objectives determined by the CEO. The performance objectives are based upon individual performance, business unit financial performance and overall Company financial performance and are approved by the Compensation Committee. The CEO prepares a self-assessment of himself and an assessment of all other NEOs and provides a recommendation regarding base pay increases, incentive compensation awards, and equity awards. In recommending the compensation package for our NEOs, the CEO prepares competitive market data based upon public records of members of our peer group. The competitive market data is one factor used in determining recommendations for the other NEOs. In making recommendations, the CEO considers, among other factors, the Company’s ability to replace the individual in the event of the executive’s departure, size of the organization under the executive’s control, including the number of employees, revenue and profitability under the executive’s control, the amount received by others in relatively similar positions, and title, at members of our peer group. The competitive market data is used as a guide for compensation decisions and the CEO and the Compensation Committee do not target compensation at any particular point against the peer group.

The recommendations submitted by the CEO are reviewed by the Compensation Committee. The Compensation Committee evaluates performance against the performance objectives and solicits feedback from the Board as it relates to the individual performance measures. The determination of compensation actions for all NEOs involves thorough processes that include Compensation Committee review and approval of compensation program design and practices, and in depth discussions between the CEO and the Compensation Committee with respect to each NEO’s performance. The recommendations submitted by the CEO are reviewed by the Compensation Committee and, based on such review, the Compensation Committee provides recommendations to the CEO for revisions. The Compensation Committee determines the compensation program for all NEOs.

The Compensation Committee approves the total compensation package for each of the NEOs.

Peer Group Information

The CEO and the Compensation Committee use market data of the peer group as a guide to ensure we are competitive in the market place and to help us attract, retain and motivate our executives and to increase SXC’s long-term shareholder value. Companies included in the peer group were selected based on a number of factors, including industry, number of employees, market capitalization, and product and services offerings. The Compensation Committee and The Delves Group consider the list of peers prepared by the CEO and assesses the information provided by the CEO to determine if any modifications or amendments are needed to the peer group for compensation and performance comparison purposes. The peer group consisted of eleven companies. While many of these organizations are significantly larger than SXC, they were included in the review because they provide industry benchmarks.

The Compensation Committee believes the companies below to be an appropriate peer group.

Peer Group for Fiscal 2009

Allscripts — Misys Healthcare Solutions, Inc.	Healthcare IT	Express Scripts, Inc.	Pharmacy Benefit Managers
Cerner Corp.	Healthcare IT	Catalyst Health Solutions, Inc.	Pharmacy Benefit Managers
Eclipsys Corp.	Healthcare IT	BioScrip, Inc.	Pharmacy Benefit Managers
HLTH Corp.	Healthcare IT	Medco Health Solutions, Inc.	Pharmacy Benefit Managers
Pharmerica Corp.	Healthcare services
Gentiva Health Services, Inc.	Healthcare services
America Services Group, Inc.	Healthcare services

The peer group was updated for 2009 based on recommendations made by the Company’s compensation consultant, The Delves Group. The changes were driven by the Compensation Committee’s desire to change the executive compensation structure from a focus on the Company’s two segments in 2008, Healthcare IT (“HCIT”) and Pharmacy Benefit Management (“PBM”), versus the operations of the Company as a whole in 2009. As a result, companies in the healthcare services industry were added to reflect the Company’s professional services offerings within HCIT. In addition, Caremark was removed from the peer group due to its merger with CVS, which is mainly a retail pharmacy company.

Elements of Compensation and Rationale for Pay Mix

A variety of compensation elements are used to achieve the Company’s goals, including base salary, annual incentive compensation awards and stock option awards, all of which are discussed below. The Compensation Committee relies on its yearly assessment of the performance and business judgment of the CEO and CFO, and, in turn, upon the CEO’s assessment regarding the individual performance of the other NEOs and each NEO’s impact on the Company’s overall financial performance, to determine the amount and types of compensation awarded to executives. Factors influencing the Compensation Committee’s assessment include:

•	Our analyses of competitive compensation practices;

•	The Compensation Committee’s subjective evaluation of the CEO, CFO, and other NEOs;

•	The Company’s actual financial performance compared to internal plans and the role the individual executive played and contribution to such plans, such as sales growth, margin, operating expenses and customer satisfaction;

•	Operational management, such as project milestones and process improvements;

•	The NEO’s effectiveness in implementing and delivering the Company’s operational and strategic goals established for the NEO at or around the beginning of the fiscal year;

•	The level of the NEO’s responsibilities within the Company, along with the NEO’s individual expertise, skills and knowledge;

•	Leadership, including developing and motivating employees, collaborating within SXC, attracting and retaining employees and personal development; and

•	Labor market conditions, the need to retain and motivate, the potential to assume increased responsibilities and the long-term value to SXC.

We do not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the executive officers. Ultimately, it is the Compensation Committee’s judgment of these factors along with competitive market data from our peer group that form the basis for approving the total compensation package for each NEO. In determining total compensation packages for the Company’s executives, the Compensation Committee considers each executive’s current salary and previous year’s bonus and the need to establish a balance between incentives for long-term and short-term performance.

Base Salaries

The Compensation Committee annually reviews the base salaries of the NEOs, including the CEO, and considers increases based on Company profitability, competitive salaries, position, responsibility and individual qualifications and performance. A component of this review is a comparison of current salaries against those reported for comparable positions in the Company’s peer group. The Compensation Committee also factors in internal salary levels within the Company, both with respect to other executive officers and senior employees. Base salaries may be adjusted at the Compensation Committee’s discretion when competitive data indicate a significant market lag or in recognition of outstanding individual performance or an increase in the executive’s functional responsibilities.

The salaries that the Company paid to Messrs. Thierer, Park, Romza, Bennof and Buscetto during fiscal 2009 are shown in the “2009 Summary Compensation Table.” Please see “Compensation Paid to Our NEOs in 2009” for a discussion of the annual salary paid to each of our NEOs.

Annual Bonus

Executives and certain other key personnel are eligible for cash bonuses after the end of each fiscal year. The bonus program is approved by the Compensation Committee. The Board of Directors, upon the recommendation of the Compensation Committee, determines the bonuses for the CEO and CFO. The CEO’s and CFO’s bonuses are based on the Company’s overall performance and financial results, including the Company’s achievement of goals pertaining to revenue and earnings per share (“EPS”) growth, as well as certain individual goals. These factors are weighted and then the Company’s, the CEO’s, and CFO’s fulfillment of these goals are evaluated. Bonuses for other executive officers are recommended by the CEO and then submitted to the Compensation Committee for its approval. The bonuses for the other NEOs are also based on the Company’s overall performance and financial results, as measured by adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), as well as certain individual goals. In making its final determinations, the Compensation Committee determines how each NEO contributed to the Company’s achievement of its goals as well as each NEO’s fulfillment of his individual goals.

The CEO’s and CFO’s bonus opportunities are based on the achievement of (i) the Company’s financial performance factors, which represents 80% of the bonus opportunity, and (ii) individual performance factors, which represents 20% of the bonus opportunity. The target and maximum bonus opportunities are pursuant to the CEO’s and CFO’s employment agreements. The threshold opportunities were set at 50% of the CEO’s and CFO’s target bonus.

		CEO Bonus Opportunity			CFO Bonus Opportunity
Measure	Weight	Threshold	Target	Max	Threshold	Target	Max

Earnings per share	45%	$95,625	$191,250	$382,500	$54,900	$109,800	$205,875
Revenue(1)	35%	74,375	148,750	297,500	42,700	85,400	160,125
Subjective goals	20%	42,500	85,000	170,000	24,400	48,800	91,500

Total	100%	$212,500	$425,000	$850,000	$122,000	$244,000	$457,500

(1)	Included in the overall revenue goals is a component of new sales recorded and recognized during the year.

The EPS targets set for 2009 ranged from $0.90 to $1.01 and the total revenue target ranged from $1.25 billion to $1.45 billion. Actual EPS (fully diluted) of the Company was $1.72 per share during 2009. Total revenue during 2009 was $1.44 billion.

The other three NEOs cash incentive compensation is based upon: i) achievement of individual objectives (20%); and ii) the individual’s contributions to the Company’s achievement of its financial target (80%). The achievement of the Company’s financial target was based on adjusted EBITDA, which the target was set at $60.0 million for 2009. Actual adjusted EBITDA in 2009 was $94.7 million.

Adjusted EBITDA is a non-GAAP measure that management believes is a useful supplemental measure of operating performance prior to net interest income (expense), income taxes, depreciation, amortization, stock-based compensation, and certain other one-time charges. Management believes it is useful to exclude depreciation, amortization and net interest income (expense) as these are essentially fixed amounts that cannot be influenced by management in the short term. In addition, management believes it is useful to exclude stock-based compensation as this is not a cash expense.

The CEO and Compensation Committee developed an Integration Performance Award to reward and provide incentive for the integration of the Company’s acquisition of NMHC, which closed in the second quarter of 2008. The plan was designed to make payments to the NEOs following the achievement of the financial cost savings targets the Company had developed to support the acquisition. The targeted cost saving range was $6 million to $8 million in the first year following the acquisition. The acquisition was the largest in the Company’s history, and was successfully integrated ahead of plan. The Company exceeded the cost saving targets set, and accordingly paid out the full Integration Performance Award to each of the NEOs. The amounts paid under the Integration Performance Award Program are outlined in “Compensation Paid to our NEOs in 2009.”

The Company met all targets for the year ended December 31, 2009, including total revenue, new revenue growth, EPS growth, and adjusted EBITDA. The excellent performance of the business resulted in the achievement of the bonus pay-outs. Moreover, individual objectives for the NEOs included the integration of acquisitions, leadership, the ability to attract, retain and build high performance teams and operational improvements in the Company to support the growth in operations. The amounts paid to the NEOs under our annual bonus plan for 2009 are outlined in “Compensation Paid to our NEOs in 2009.”

Long-Term Incentive Compensation

The Long-Term Incentive Program (“LTIP”), which was approved by shareholders of the Company on May 13, 2009, allows the Compensation Committee to award various forms of long-term incentive grants, including stock options, stock appreciation rights, restricted stock awards, restricted stock units (“RSUs”), performance awards and other stock-based awards. The Compensation Committee has sole discretion in selecting participants for long-term incentive grants.

The Compensation Committee engaged an external consultant, The Delves Group, to assist the Compensation Committee with structuring the LTIP for the Company. This review included analyzing market and peer data, as well as considering the appropriate mix of stock options, time-based RSUs, and performance-based RSUs. The range and mix of long-term incentive compensation considered the total compensation of the NEOs and the Compensation Committee’s desire to design compensation to promote our goal of pay for performance.

Performance-based awards are generally based upon the annual performance review process, which occurs in January through March of each year concurrently with the compilation of Corporate performance data. Each individual has a performance plan comprised of both individual and financial objectives, which are weighted during the review process. The assessments prepared by the CEO are used to determine any incentive compensation equity awards and to support any recommendations for long-term incentive grants. The Compensation Committee reviews the assessments and long-term incentive grants are awarded on a discretionary basis.

In June 2009, the Compensation Committee granted the NEOs long-term incentive awards under the LTIP. The awards consisted of performance-based RSUs, time-based RSUs and stock option awards. The time-based RSUs and stock options vest in one-fourth increments on each grant date anniversary and the stock options have a seven-year term. The performance-based RSUs vest if the Company meets a performance threshold with respect to cumulative earnings per share for each of the fiscal years ended December 31, 2009, 2010, and 2011. The Compensation Committee’s objectives for the 2009 long-term incentive awards were to: (i) align the interests of our executives with the interests of our shareholders by focusing on objectives that result in stock price appreciation through stock options and performance-based RSUs and (ii) provide an ownership stake and retention incentive through RSUs. The determination of the NEOs’ 2009 equity grants under the LTIP the Compensation Committee considered the total direct compensation of the NEO’s, including the mix of all the elements of each NEO’s compensation. The Compensation Committee considered the following when assessing the award grants: 1) the valuation of equity currently held by the NEO’s; 2) the valuation of the previous years equity grants; 3) the analysis of competitive market survey data from the three relevant market surveys, as well as peer company compensation data; and 4) the review of current trends in the quantity and mix of equity awards included in long-term programs provided by peer group companies.

The Compensation Committee’s objective when determining the allocation of the equity grant between stock option awards, time-based RSUs, and performance-based RSUs was to ensure an even weighting between the growth oriented option grants and the more shareholder risk aligned RSU grants. To meet the Committee’s objective of achieving a higher proportion of the NEOs compensation being tied to performance, 50% of the equity grant allocated to RSUs was allocated to performance-based RSUs. The performance criteria used to earn the grants was a three year cumulative EPS target, in which the NEOs would earn a target payout for achieving a 20% three year compounded annual growth rate of EPS over the 2008 EPS. Should the three year growth rate be 15%, the NEOs would earn 50% of the target grant of the performance-based RSUs, and should the three year growth rate meet or exceed 25%, the NEOs would earn 200% of the target grant of the performance-based RSUs.

In the event of a change of control, the 2009 stock options and time-based RSUs vest in full and the performance-based RSUs vest at the target levels. The Compensation Committee determined that accelerated vesting of the 2009 long-term incentive awards was a necessary component of such awards in order to provide an increased incentive to key employees of the Company to make significant and extraordinary contributions to the long-term performance and growth of the Company. See “Potential Payments Upon Termination or Change of Control” for a description of the other termination provisions relating to the 2009 long-term incentive awards.

Long-term incentive awards may be issued on a discretionary basis in conjunction with a significant promotion, such as to an executive level position, or as a retention strategy. In both cases, the intention is both to reward the individual’s contributions to date and to solidify the individual’s commitment as a key leader and owner of the organization. Long-term incentive awards may also be distributed as part of a recruitment strategy, specifically to provide competitive total compensation packages for individuals who will fill key senior level positions in the Company. The amount of the long-term incentive award will vary based on the targeted total compensation package. During 2009, there were no any discretionary awards granted to the NEOs.

The Compensation Committee does not have formal stock ownership guidelines, but does seek to ensure that NEOs maintain meaningful equity stakes in the Company.

Employment Agreements and Post-Termination Compensation

The Company enters into employment agreements with executives to attract, retain and motivate superior employees for key positions. The terms of the employment agreements are based upon our analysis of competitive compensation practices and our ability to attract these individuals.

The Company has or has had employment agreements with each of the NEOs (Mr. Thierer, Mr. Park, Mr. Romza, Mr. Bennof and Mr. Buscetto). The employment agreements provide for a certain level of severance payments under various scenarios, including termination by the Company without cause, resignation by the NEO for good reason, and change of control. In return, each executive agrees to certain provisions, including non-competition and non-solicitation of customers or employees for a specified period of time post-employment. The Company provides severance benefits under the employment agreement because many of the companies with which we compete for executive talent provide similar benefits and these benefits are therefore necessary for retention and recruitment purposes. The Company believes that these employment agreements serve to document a clear understanding between the Company and the NEO regarding the terms and conditions of the executive’s employment with the Company, as well as the rights and obligations of each party if the employment relationship ends for any reason.

The employment agreements generally provide additional protection to the NEOs in the event of a change of control, including vesting of equity awards and additional severance benefits. In the case of Messrs. Romza, Bennof and Buscetto, the severance benefits following a change of control are payable only upon a so-called “double trigger.” This means that severance benefits are triggered within 12 months after the change of control only when the NEO is not offered or retained in his current or a comparable position with comparable compensation within that period. In the case of Messrs. Thierer and Park, the severance benefits following a change of control are payable if the NEO’s employment is terminated for any reason by the Company or by the NEO within 12 months after a change of control. By providing such protection to the NEOs, the Company believes it will enable these executives to focus on their duties without distraction in the face of a possible or an actual change of control, and will ensure that our senior executives are motivated to negotiate the best merger or acquisition consideration for the Company’s shareholders. Please see the “Employment Agreements” and “Potential Payments upon Termination or Change of Control” sections in this proxy circular and proxy statement for a description and amounts of the severance benefits to be paid following each NEO’s termination of employment.

Please see the narrative following the “2009 Summary Compensation Table” for a description of the material terms of each NEO’s existing employment agreement.

Retirement Plans

The Company provides a 401(k) plan to its employees, including the NEOs. The Company’s NEOs participate on the same terms as all other eligible Company employees. Through December 31, 2009 the Company matched 50% of the first 5% of eligible earnings contributed by an employee to his or her account under the plan. Beginning on January 1, 2010, the Company matches 100% of the first 1% of eligible earnings and 50% on the next 5% of eligible earnings. The Company does not maintain any defined benefit retirement plans.

The Company also provides a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) for the purpose of providing certain employees an opportunity to defer compensation on a pre-tax basis. Employees eligible to participate in the Deferred Compensation Plan are selected in the sole discretion of a Plan Committee appointed by the Board of Directors of the Company.

The Compensation Committee believes that the provision of these retirement plans is important as a retention and recruitment tool as many of the companies with which the Company competes for executive talent provide a similar plan to their senior employees. Please see the “2009 Nonqualified Deferred Compensation” section of this proxy statement and proxy circular for further information regarding the Deferred Compensation Plan.

Perquisites

The Company provides NEOs with perquisites that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract, retain and motivate superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites provided to its NEOs. Perquisites include the following:

Automobile Allowance — In 2009, the Company provided Mr. Thierer an annual automobile allowance of $11,000, and each of its other NEOs with an annual automobile allowance of $6,000.

Executive Group Life — As a supplement to the standard life insurance policy provided to all of the Company’s employees, the Company provided each of the NEOs with $1 million in executive group and voluntary life insurance policies.

Deductibility of Executive Compensation

Under Internal Revenue Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to each of the chief executive officer and the other three most highly compensated officers, other than the chief executive officer or the chief financial officer. However, “performance-based compensation” is exempt from the deduction limit if certain requirements are met. The structure of SXC’s executive compensation program has not historically given rise to Section 162(m) concerns, although in connection with the growth of the Company it has become a focus. To that end, the Company is seeking shareholder approval of the annual bonus plan as set forth in Proposal 2, which is being sought to exempt annual incentive awards granted on or after January 1, 2011 from Section 162(m). The Compensation Committee recognizes the desirability of preserving the deductibility of payments made to the NEOs and will continue to assess the impact of Section 162(m) on its compensation practices. However, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that is the most effective in attracting, motivating and retaining the Company’s key executives.

Compensation Paid to Our NEOs in 2009

Compensation of the President and Chief Executive Officer

The overall compensation package of Mr. Thierer, as the CEO, is designed to recognize that the CEO bears primary responsibility for increasing the value of shareholders’ investments. Moreover, the Compensation Committee believes that the Company’s focus on equity-based awards aligns the interests of the CEO with the interests of shareholders. The CEO’s annual bonus is intended to be directly related to the Company’s overall performance (20% weight for individual performance and 80% weight for financial performance factors).

Base Salary.  Mr. Thierer’s base salary in 2009 was $425,000, per the terms of his employment agreement, effective June 30, 2008. Under the terms of Mr. Thierer’s employment agreement, his base salary is reviewed annually, and may be adjusted accordingly.

Annual Bonus.  Mr. Thierer’s bonus is based substantially on the Company’s achievement of financial performance factors, relative corporate performance when compared to select competitors, and individual performance. Mr. Thierer’s target bonus is equal to 100% of his base pay, or $425,000. Mr. Thierer may earn up to 200% of his base pay, based on achievement of the specified performance objectives, as determined by the Compensation Committee. Mr. Thierer received $740,779 as payout under the 2009 annual bonus plan as a result of achieving individual and financial threshold performance factors, representing 174% of his base pay. Mr. Thierer earned $400,000 pursuant to the Integration Performance Award for successfully exceeding cost integration targets related to the acquisition of NMHC. Fifty percent of the award was paid in 2009 and 50% was paid in 2010.

Equity Awards.  Mr. Thierer was awarded 49,905 options, 12,162 time-based RSUs, and up to 24,324 performance-based RSUs (dependent on Company results) in 2009 pursuant to the Company’s equity award program to properly reward his contributions, encourage retention, motivate, and solidify his commitment to the Company and the interest of our shareholders.

Perquisites.  Mr. Thierer received certain perquisites in 2009. Pursuant to the terms of Mr. Thierer’s employment agreement, the Company provides Mr. Thierer with an annual automobile allowance of $11,000. In 2009, Mr. Thierer received $1 million in supplemental executive group and voluntary life insurance policies valued at $2,000.

Compensation of the Chief Financial Officer

The overall compensation package of Mr. Park, as the CFO, is designed to recognize that the CFO shares responsibility for increasing the value of shareholders’ investments. Moreover, the Compensation Committee believes that the Company’s focus on equity-based awards aligns the interests of the CFO with the interests of shareholders. The CFO’s annual bonus is intended to be directly related to the Company’s overall performance (20% weight for individual performance and 80% weight for financial performance factors).

Base Salary.  Mr. Park’s base salary in 2009 was $305,000, per the terms of his employment agreement, effective June 30, 2008. Under the terms of Mr. Park’s employment agreement, his base salary is reviewed annually, and may be adjusted accordingly.

Annual Bonus.  Mr. Park’s bonus is based substantially on the Company’s achievement of financial performance factors, relative corporate performance when compared to select competitors, and individual performance. Mr. Park’s target bonus is equal to 80% of his base pay, or $244,000. Mr. Park may earn up to 150% of his base pay, based on achievement of the specified performance objectives, as determined by the Compensation Committee. Mr. Park received $413,735 as a payout under the 2009 annual bonus plan as a result of achieving individual and financial threshold performance factors, representing 136% of his base pay. Mr. Park earned $200,000 pursuant to the Integration Performance Award for successfully exceeding cost integration targets related to the acquisition of NMHC. Fifty percent of the award was paid in 2009 and 50% was paid in 2010.

Equity Awards.  Mr. Park was awarded 20,056 options, 4,888 time-based RSUs, and up to 9,776 performance-based RSUs (dependent upon Company results) in 2009 pursuant to the Company’s equity award program to properly reward his contributions, encourage retention, motivate, increase his stock ownership and solidify his commitment to the Company and the interest of our shareholders.

Perquisites.  Mr. Park received certain perquisites in 2009. The Company provided Mr. Park with an annual automobile allowance of $6,000. Additionally, Mr. Park received $1 million in supplemental executive group and voluntary life insurance policies valued at $1,000.

Compensation of Mr. Romza

The overall compensation package of Mr. Romza, as the Chief Technology Officer and Executive Vice President, Research and Development, is designed to recognize that the Mr. Romza shares responsibility for increasing the value of shareholders’ investments. Moreover, the Compensation Committee believes that the Company’s focus on equity-based awards aligns the interests of Mr. Romza with the interests of shareholders. Mr. Romza’s annual bonus is intended to be directly related to the Company’s overall performance (20% weight for individual performance and 80% weight for financial performance factors).

Base Salary.  Mr. Romza’s base salary in 2009 was $270,000, per the terms of his employment agreement, dated November 6, 2008. Under the terms of Mr. Romza’s employment agreement, his base salary is reviewed annually, and may be adjusted accordingly.

Annual Bonus.  Mr. Romza’s bonus is based substantially on the Company’s achievement of financial performance factors (80%) and individual performance (20%). Mr. Romza’s target bonus is 65% of his base pay, or $175,000, based on achievement of the specified performance objectives and may receive an additional percentage of his base pay as determined by the Compensation Committee. The NEO’s bonus payment was based on over achieving the financial target set for adjusted EBITDA of the Company. In addition, the individual component was awarded to each of the NEOs based on the additional responsibilities and integration activities from the acquisition of NMHC as well as individual measures including leadership, ability to attract, retain, and build high performance teams, and operational improvements in the Company to support the growth in operations. Mr. Romza received a payout under the 2009 annual bonus plan of $220,000 as a result of achieving individual or financial threshold performance factors, representing 81% of his base pay. Mr. Romza also earned $175,000 pursuant to the Integration Performance Award for successfully exceeding cost integration targets related to the acquisition of NMHC.

Equity Awards.  Mr. Romza was awarded 14,500 options, 3,400 time-based RSUs, and up to 6,800 performance-based RSUs (dependent upon Company results) in 2009 pursuant to the Company’s equity award program to properly reward his contributions, encourage retention, motivate, increase his stock ownership and solidify his commitment to the Company and the interest of our shareholders.

Perquisites.  Mr. Romza received certain perquisites in 2009. The Company provided Mr. Romza with an annual automobile allowance of $6,000. Additionally, Mr. Romza received $1 million in supplemental executive group and voluntary life insurance policies valued at $3,000.

Compensation of Mr. Bennof

The overall compensation package of Mr. Bennof, as Executive Vice President, Healthcare Information Technology is designed to recognize that Mr. Bennof shares responsibility for increasing the value of shareholders’ investments. Moreover, the Compensation Committee believes that the Company’s focus on equity-based awards aligns the interests of Mr. Bennof with the interests of shareholders. Mr. Bennof’s annual bonus is intended to be directly related to the Company’s overall performance (20% weight for individual performance and 80% weight for financial performance factors).

Base Salary.  Mr. Bennof’s base salary in 2009 was $280,000 per the terms of his employment agreement, dated November 6, 2008. Under the terms of Mr. Bennof’s employment agreement, his base salary is reviewed annually, and may be adjusted accordingly.

Annual Bonus.  Mr. Bennof’s bonus is based substantially on the Company’s achievement of financial performance factors (80%) and individual performance (20%). Mr. Bennof’s target bonus is 65% of his base pay, or $182,000, based on achievement of the specified performance objectives and may receive an additional percentage of his base pay as determined by the Compensation Committee. The NEO’s bonus payment was based on over achieving the financial target set for adjusted EBITDA of the Company. In addition, the individual component was awarded to each of the NEOs based on the additional responsibilities and integration activities from the acquisition of NMHC as well as individual measures including leadership, ability to attract, retain, and build high performance teams, and operational improvements in the Company to support the growth in operations. Mr. Bennof received a payout under the 2009 annual bonus plan of $225,000 as a result of achieving individual or financial threshold performance factors, representing 80% of his base pay. Mr. Bennof also earned $75,000 pursuant to the Integration Performance Award for successfully exceeding cost integration targets related to the acquisition of NMHC.

Equity Awards.  Mr. Bennof was awarded 14,500 options, 3,400 time-based RSUs, and up to 6,800 performance-based RSUs (dependent upon Company results) in 2009 pursuant to the Company’s equity award program to properly reward his contributions, encourage retention, motivate, increase his stock ownership and solidify his commitment to the Company and the interest of our shareholders.

Perquisites.  Mr. Bennof received certain perquisites in 2009. The Company provided Mr. Bennof with an annual automobile allowance of $6,000. Additionally, Mr. Bennof received $1 million in supplemental executive group and voluntary life insurance policies valued at $2,000.

Compensation of Mr. Buscetto

The overall compensation package of Mr. Buscetto, as the Executive Vice President and General Manager of informedRX until December 31, 2009, is designed to recognize that the Mr. Buscetto shares responsibility for increasing the value of shareholders’ investments. Moreover, the Compensation Committee believes that the Company’s focus on equity-based awards aligns the interests of Mr. Buscetto with the interests of shareholders. Mr. Buscetto’s overall compensation is intended to be directly related to the Company’s overall performance (20% weight for individual performance and 80% weight for financial performance factors).

Base Salary.  Mr. Buscetto’s base salary in 2009 was $270,000, per the terms of his employment agreement, dated November 6, 2008, and an amendment to the agreement dated September 1, 2009. Under the terms of

Mr. Buscetto’s employment agreement, his base salary is reviewed annually, and the Compensation Committee, and may be adjusted accordingly.

Annual Bonus.  Mr. Buscetto’s bonus is based substantially on the Company’s achievement of financial performance factors (80%) and individual performance (20%). Mr. Buscetto’s target bonus is 65% of his base pay, or $176,000, based on achievement of the specified performance objectives and may receive an additional percentage of his base pay as determined by the Compensation Committee. The NEO’s bonus payment was based on over achieving the financial target set for adjusted EBITDA of the Company. In addition, the individual component was awarded to each of the NEOs based on the additional responsibilities and integration activities from the acquisition of NMHC, as well as individual measures including leadership, ability to attract, retain, and build high performance teams, and operational improvements in the Company to support the growth in operations. Mr. Buscetto received a payout under the 2009 annual bonus plan of $211,000 as a result of achieving individual or financial threshold performance factors, representing 87% of his base pay. Mr. Buscetto also earned $175,000 pursuant to the Integration Performance Award for successfully exceeding cost integration targets related to the acquisition of NMHC.

Equity Awards.  Mr. Buscetto was awarded 14,500 options, 3,400 time-based RSUs, and up to 6,800 performance-based RSUs (dependent upon Company results) in 2009 pursuant to the Company’s equity award program to properly reward his contributions, encourage retention, motivate, increase his stock ownership and solidify his commitment to the Company and the interest of our shareholders.

Perquisites.  Mr. Buscetto received certain perquisites in 2009. The Company provided Mr. Buscetto with an annual automobile allowance of $6,000. Additionally, Mr. Buscetto received $1 million in supplemental executive group and voluntary life insurance policies valued at $2,000.

Compensation Committee Report

The Compensation Committee oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Circular and Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Circular and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

COMPENSATION COMMITTEE
Steve Cosler, Chair
Terrence Burke
Anthony Masso

2009 Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers (“NEOs”) for the last three fiscal years ended December 31.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
			Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	Salary ($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Mark Thierer,	2009	$425,000	$622,000	$533,000	$1,141,000	$20,000	$2,741,000
President and Chief Executive	2008	$425,000	—	$954,000	$638,000	$14,000	$2,031,000
Officer	2007	$280,000	—	$1,428,000	$—	$11,000	$1,719,000
Jeffrey Park,	2009	$305,000	$250,000	$214,000	$614,000	$14,000	$1,397,000
Chief Financial Officer and	2008	$305,000	—	$286,000	$381,000	$12,000	$984,000
Executive Vice President, Finance	2007	$257,000	—	$381,000	$—	$12,000	$650,000
John Romza,	2009	$270,000	$174,000	$155,000	$395,000	$16,000	$1,010,000
Chief Technology Officer and	2008	$270,000	—	$163,000	$176,000	$14,000	$623,000
Executive Vice President, Research	2007	$235,000	—	$273,000	$25,000	$11,000	$544,000
Mike H. Bennof,	2009	$280,000	$174,000	$155,000	$300,000	$16,000	$925,000
Executive Vice President,	2008	$280,000	—	$198,000	$182,000	$10,000	$670,000
Healthcare Information	2007	$235,000	—	$320,000	$25,000	$45,000	$625,000
B. Greg Buscetto,	2009	$270,000	$174,000	$155,000	$386,000	$15,000	$1,000,000
Senior Vice President, Sales(5)	2008	$270,000	—	$130,000	$175,000	$13,000	$588,000

(1)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). The amounts reported in the column are calculated at the target level based upon the probable outcome on the grant date for the Company’s performance-based RSU awards. Assuming satisfaction of the maximum performance levels of the performance-based conditions relating to the Company’s performance-based RSU awards, the aggregate grant date fair value of the award would be $932,000 and $375,000, for Messrs. Thierer and Park, respectively, and $261,000 each for Messrs. Romza, Bennof, and Buscetto. See Note 8 to the Consolidated Financial Statements in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “Annual Report on Form 10-K”) for more information on the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(2)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for more information on the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(3)	The amounts in this column include the amounts earned during 2009 under the annual bonus program and the Integration Performance Award program.

(4)	Other compensation primarily consists of the vehicle allowance, 401(k) match, and supplemental life insurance policies provided to the respective NEOs.

(5)	Throughout 2009, Mr. Buscetto served as the Company’s Executive Vice President and General Manager of informedRX. Effective January 1, 2010, he became the Senior Vice President, Sales, for the Company. See the “Employment Agreement” section of this proxy statement and proxy circular for more information on this change.

2009 Grants of Plan-Based Awards Table

The following table sets forth information concerning grants under the Company’s Annual Bonus Plan, LTIP, and Integration Performance Award program to the NEOs during the fiscal year ended December 31, 2009:

									All Other	All Other
									Stock	Option
									Awards:	Awards:
			Estimated Future Payments Under			Estimated Future Payouts			Number of	Number of	Exercise or	Grant Date
			Non-Equity Incentive Plan			Under Equity Incentive Plan			Shares of	Securities	Base Price	Fair Value of
			Awards(1)			Awards(2)			Stock or	Underlying	of Options	Stock and
		Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option Awards
Name	Type of Award	Date	($)	($)	($)	($)	(#)	(#)	(#)(3)	(#)(4)	($/Shr)	($)(5)

Mark Thierer	Annual bonus plan	—	$212,500	$425,000	$850,000	—	—	—	—	—	—	—

	Integration Performance plan	—	—	$400,000	—	—	—	—	—	—	—	—

	Stock Options	6/4/2009	—	—	—	—	—	—	—	49,905	$25.54	$533,000

	Time-based restricted stock units	6/4/2009	—	—	—	—	—	—	12,162	—	—	$311,000

	Performance-based restricted stock units	6/4/2009	—	—	—	6,081	12,162	24,324	—	—	—	$311,000

Jeffrey Park	Annual bonus plan	—	$122,000	$244,000	$457,500	—	—	—	—	—	—	—

	Integration Performance plan	—	—	$200,000	—	—	—	—	—	—	—	—

	Stock Options	6/4/2009	—	—	—	—	—	—	—	20,056	$25.54	$214,000

	Time-based restricted stock units	6/4/2009	—	—	—	—	—	—	4,888	—	—	$125,000

	Performance-based restricted stock units	6/4/2009	—	—	—	2,444	4,888	9,776	—	—	—	$125,000

John Romza	Annual bonus plan	—	—	$175,000	—	—	—	—	—	—	—	—

	Integration Performance plan	—	—	$175,000	—	—	—	—	—	—	—	—

	Stock Options	6/4/2009	—	—	—	—	—	—		14,500	$25.54	$155,000

	Time-based restricted stock units	6/4/2009	—	—	—	—	—	—	3,400	—	—	$87,000

	Performance-based restricted stock units	6/4/2009	—	—	—	1,700	3,400	6,800	—	—	—	$87,000

Mike H Bennof	Annual bonus plan	—		$182,000	—	—	—	—	—	—	—	—

	Integration Performance plan	—	—	$75,000	—	—	—	—	—	—	—	—

	Stock Options	6/4/2009	—	—	—	—	—	—		14,500	$25.54	$155,000

	Time-based restricted stock units	6/4/2009	—	—	—	—	—	—	3,400	—	—	$87,000

	Performance-based restricted stock units	6/4/2009	—	—	—	1,700	3,400	6,800	—	—	—	$87,000

B. Greg Buscetto	Annual bonus plan	—	—	$176,000	—	—	—	—	—	—	—	—

	Integration Performance plan	—	—	$175,000	—	—	—	—	—	—	—	—

	Stock Options	6/4/2009	—	—	—	—	—	—		14,500	$25.54	$155,000

	Time-based restricted stock units	6/4/2009	—	—	—	—	—	—	3,400	—	—	$87,000

	Performance-based restricted stock units	6/4/2009	—	—	—	1,700	3,400	6,800	—	—	—	$87,000

(1)	The bonus amounts represent payments under the Company’s Annual Bonus Plan and the Company’s Integration Performance Award. The bonus amounts are substantially based on the Company’s achievement of financial performance measures, as well as individual performance metrics in the case of the annual bonus plan. The actual payouts for the annual bonus plan are made in 2010 and are discussed in the “Compensation Paid to Our NEOs in 2009” section of this proxy statement and proxy circular. The Integration Performance Award was paid out in 2009 and 2010.

(2)	The RSUs reported in this column were granted under the LTIP. The RSUs vest on December 31, 2011 if the Company meets a performance threshold with respect to cumulative EPS for each of the fiscal years ended December 31, 2009, 2010, and 2011.

(3)	The RSUs reported in this column were granted under the LTIP. The RSUs vest in one-fourth increments annually on the anniversary of the grant date, becoming fully vested four years after the grant date.

(4)	The stock options reported in this column are nonqualified stock options granted under the LTIP. The options vest in one-fourth increments annually on the anniversary of the grant date, becoming fully vested four years after the grant date. The options expire seven years from the grant date.

(5)	The amounts shown in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. These amounts reflect grant date fair value of the award and do not correspond to the actual value that will be recognized by the NEOs. The fair values for the performance-based restricted stock units are based on achieving the target performance conditions. See Note 8 to the Consolidated Financial Statements in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for more information on the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

As of December 31, 2009, the Company had employment agreements with each of its NEOs. The terms of those employment agreements are set forth below.

Employment Agreement with Mark Thierer, President and Chief Executive Officer

On August 5, 2008, the Company entered into an employment agreement with Mark Thierer, its President, Chief Executive Officer and a member of the Board of Directors (the “Thierer Employment Agreement”). The Thierer Employment Agreement is effective as of June 30, 2008 and supersedes Mr. Thierer’s prior employment agreement, which was effective January 1, 2008. The Thierer Employment Agreement was entered into in connection with Mr. Thierer’s promotion to President and Chief Executive Officer of the Company on June 30, 2008. The initial term of the Thierer Employment Agreement ends on June 29, 2011 with one year automatic renewals each year thereafter unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Thierer provides notice of intent not to renew at least 60 days prior to the expiration of the initial term applicable or renewal term. Any such notice provided by the Company that results in Mr. Thierer’s employment with the Company terminating will be deemed to be a Termination by the Company without Cause (as defined in the Thierer Employment Agreement). The Thierer Employment Agreement provides that during its term Mr. Thierer will serve as President and Chief Executive Officer of the Company and will be slated as a nominee to the Company’s Board of Directors as long as he remains Chief Executive Officer, provided that he will resign from the Board of Directors if he ceases to be Chief Executive Officer. The Thierer Employment Agreement provides for an annual base salary of $425,000 (subject to annual review and adjustment by the Board of Directors of the Company) and an incentive compensation bonus targeted at 100% of Mr. Thierer’s annual base salary with a cap of 200% of his annual base salary, the specific percentage to be set annually by the Board of Directors. In addition, the Thierer Employment Agreement provided for a grant on or about August 10, 2008 of options to purchase 135,000 common shares of the Company at fair market value of the shares as defined in the Company’s stock option plan. Such options will have a five year term and vest one-fourth each year on the anniversary of the grant date. The Thierer Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses, life insurance and health, vision and dental insurance benefits.

Under the Thierer Employment Agreement, in the event the Thierer Employment Agreement terminates because of Mr. Thierer’s Death or Total Disability (as defined in the Thierer Employment Agreement), Mr. Thierer would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination and (ii) a payment of his incentive compensation bonus for the year in which the Thierer Employment Agreement was terminated prorated to the date of termination. If the Thierer Employment Agreement is terminated because Mr. Thierer resigns other than a Resignation for Good Reason (as defined in the Thierer Employment Agreement) or as a result of a Termination by the Company for Cause (as defined in the Thierer Employment Agreement), Mr. Thierer would be entitled to receive his annual base salary and accrued but unused vacation time through the date of termination and be entitled to participate in the Company’s executive welfare programs through the date of termination and, to the extent permitted under such plans, thereafter. If the Thierer Employment Agreement is terminated as a result of a Termination by the Company without Cause (that is not a Termination Arising Out of a Change of Control) or by Mr. Thierer as a result of a Resignation for Good Reason, Mr. Thierer would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment of his incentive compensation bonus target for the year in which the Thierer Employment Agreement was terminated prorated to the date of termination, (iii) a lump sum payment, less withholding tax, equal to two times his annual base salary, (iv) a lump sum payment of two times his incentive compensation bonus target for the year in which the Thierer Employment Agreement is terminated, (v) payment of COBRA insurance continuation benefit on behalf of Mr. Thierer, his spouse and dependents for 18 months following termination and (vi) outplacement services for up to 12 months following termination. If the Thierer Employment Agreement is terminated by the Company (whether or not as a result of a Termination by the Company for Cause) or by Mr. Thierer (whether or not as a result of a Resignation or for Good Reason) within 12 months following a change of control of the Company, Mr. Thierer would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment of his incentive compensation bonus target for the year in which the Thierer Employment Agreement was terminated prorated to the date of termination, (iii) a lump sum payment, less withholding tax, equal to three times his annual base salary, (iv) a lump sum payment of three times his incentive compensation bonus target for the year in which the Thierer Employment Agreement is terminated, (v) payment of COBRA insurance continuation benefit on behalf of Mr. Thierer, his spouse and dependents for 18 months following termination and (vi) outplacement services for up to 12 months following termination. The Thierer Employment Agreement further provides that if severance benefits payable after a change of control would be subject to the excise tax imposed by Section 280G and Section 4999 of the Internal Revenue Code, then Mr. Thierer will be entitled to receive an additional cash payment in an amount necessary to pay such taxes (including an amount to pay the taxes on such additional cash payment). In addition to the above benefits, upon a change of control of the Company or upon termination of the Thierer Employment Agreement as a result of Mr. Thierer’s Resignation for Good Reason, Mr. Thierer’s Death or Total Disability, a Termination by the Company without Cause or a Termination due to a change of control, all unvested options to purchase common shares of the Company held by Mr. Thierer (including those granted pursuant to the Thierer Employment Agreement) will immediately vest. All such options will be exercisable for 90 days after termination and any options not so exercised will automatically terminate following such period.

The Thierer Employment Agreement also specifies certain post-employment obligations, including obligations related to: (i) non-disclosure of the Company’s trade secrets, confidential and proprietary information; (ii) non-solicitation of the Company’s employees for a period of 12 months following termination of employment; (iii) non-solicitation of the Company’s customers for a period of 12 months following termination of employment; and (iv) non-competition for a period of 12 months following termination of employment.

Employment Agreement with Jeff Park, Executive Vice President and Chief Financial Officer

On August 5, 2008, the Company entered into an employment agreement with Jeff Park, its Chief Financial Officer and Executive Vice President, Finance (the “Park Employment Agreement”). The Park Employment Agreement is effective as of June 30, 2008 and supersedes Mr. Park’s prior employment agreement, which was effective October 1, 2007. The Park Employment Agreement was entered into in connection with Mr. Park’s promotion from Senior Vice President to Executive Vice President. The initial term of the Park Employment Agreement ends on June 29, 2011 with one year automatic renewals each year thereafter unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Park provides notice of intent not to renew at least 60 days prior to the expiration of the initial term or applicable renewal term. Any such notice provided by the Company that results in Mr. Park’s employment with the Company terminating will be deemed to be a Termination by the Company without Cause (as defined in the Park Employment Agreement). The Park Employment Agreement provides that during its term Mr. Park will serve as Executive Vice President and Chief Financial Officer of the Company. The Park Employment Agreement provides for an annual base salary of $305,000 (subject to annual review and adjustment by the Board of Directors of the Company) and an incentive compensation bonus targeted at 80% of Mr. Park’s annual base salary with a cap of 150% of his annual base salary, the specific percentage to be set annually by the Board of Directors. In addition, the Park Employment Agreement provided for a grant on or about August 10, 2008 of options to purchase 25,000 common shares of the Company at fair market value of the shares as defined in the Company’s stock option plan. Such options will have a five year term and vest one-fourth each year on the anniversary of the grant date. The Park Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses, life insurance and health, vision and dental insurance benefits.

Under the Park Employment Agreement, in the event the Park Employment Agreement terminates because of Mr. Park’s Death or Total Disability (as defined in the Park Employment Agreement), Mr. Park would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination and (ii) a payment of his incentive compensation bonus for the year in which the Park Employment Agreement was terminated prorated to the date of termination of employment. If the Park Employment Agreement is terminated as a result of Mr. Park’s resignation or a Termination by the Company for Cause (as defined in the Park Employment Agreement), Mr. Park would be entitled to receive his annual base salary and accrued but unused vacation time through the date of termination and be entitled to participate in the Company’s executive welfare programs through the date of termination and, to the extent permitted under such plans, thereafter. If the Park Employment Agreement is terminated as a result of a Termination by the Company without Cause (that is not a Termination Arising Out of a Change of Control), Mr. Park would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment of his incentive compensation bonus target for the year in which the Park Employment Agreement was terminated prorated to the date of termination, (iii) a lump sum payment, less withholding tax, equal to two times his annual base salary, (iv) a lump sum payment of two times his incentive compensation bonus target for the year in which the Park Employment Agreement is terminated, (v) payment of COBRA insurance continuation benefit on behalf of Mr. Park, his spouse and dependents for 18 months following termination and (vi) outplacement services for up to 12 months following termination. If the Park Employment Agreement is terminated by the Company (whether or not as a result of a Termination by the Company for Cause) or by Mr. Park (whether or not as a result of a Resignation or for Good Reason) within 12 months following a change of control of the Company, Mr. Park would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment of his incentive compensation bonus target for the year in which the Park Employment Agreement was terminated prorated to the date of termination, (iii) a lump sum payment, less withholding tax, equal to two times his annual base salary, (iv) a lump sum payment of two times his incentive compensation bonus target for the year in which the Park Employment Agreement is terminated, (v) payment of COBRA insurance continuation benefit on behalf of Mr. Park, his spouse and dependents for 18 months following termination and (vi) outplacement services for up to 12 months following termination. The Park Employment Agreement further provides that if severance benefits payable after a change of control would be subject to the excise tax imposed by Section 280G and Section 4999 of the Internal Revenue Code, then Mr. Park will be entitled to receive an additional cash payment in an amount necessary to pay such taxes (including an amount to pay the taxes on such additional cash payment). In addition to the above benefits, upon a change of control of the Company or upon termination of the Park Employment Agreement as a result of a Termination by the Company without Cause, Mr. Park’s Death or Total Disability or a Termination due to a Change of Control, all unvested options to purchase common shares of the Company held by Mr. Park (including those granted pursuant to the Park Employment Agreement) will immediately vest. All such options will be exercisable for 90 days after termination and any options not so exercised will automatically terminate following such period.

The Park Employment Agreement also specifies certain post-employment obligations, including obligations related to: (i) non-disclosure of the Company’s trade secrets, confidential and proprietary information; (ii) non-solicitation of the Company’s employees for a period of 12 months following termination of employment; (iii) non-solicitation of the Company’s customers for a period of 12 months following termination of employment; and (iv) non-competition for a period of 12 months following termination of employment.

Employment Agreement with John Romza, Chief Technology Officer and Executive Vice President, Research and Development

On November 6, 2008, the Company entered into an employment agreement with John Romza, its Executive Vice President, Research and Development and Chief Technology Officer (the “Romza Employment Agreement”). The Romza Employment Agreement is effective as of November 6, 2008 and supersedes Mr. Romza’s prior employment agreement, which was effective June 19, 2007. The initial term of the Romza Employment Agreement ends on June 30, 2010 with one year automatic renewals each calendar year thereafter unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Romza provides notice of intent not to renew at least 60 days prior to the expiration of the initial term or applicable renewal term. Any such notice provided by the Company that results in Mr. Romza’s employment with the Company terminating will be deemed to be a Termination by the Company Without Cause (as defined in the Romza Employment Agreement). The Romza Employment Agreement provides that during its term Mr. Romza will serve as Executive Vice President, Research and Development and Chief Technology Officer of the Company. The Romza Employment Agreement provides for an annual base salary of $270,000 (subject to annual review and adjustment by the Company’s Chairman and Chief Executive Officer and the Company’s Compensation Committee) and an incentive compensation bonus targeted at 65% of Mr. Romza’s annual base salary (the specific percentage to be set annually by the Board of Directors of the Company). In addition, the Romza Employment Agreement provides for, concurrent with the execution of the agreement, a grant of stock options to purchase 10,000 common shares of the Company at fair market value (as defined in the Company’s stock option plan). Such options will have a five year term and vest one-fourth each year on the anniversary of the grant date (unless earlier vested upon a change of control). The Romza Employment

Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses and insurance benefits.

Under the Romza Employment Agreement, in the event the Romza Employment Agreement terminates because of Mr. Romza’s Death, Total Disability, Resignation, or Termination by the Company for Cause (as such terms are defined in the Romza Employment Agreement), Mr. Romza would be entitled to receive his annual base salary and accrued but unused vacation through the date of termination and be entitled to participate in the Company’s executive welfare plans and programs through the date of termination and, to the extent permitted under such plans and programs, thereafter. If the Romza Employment Agreement is terminated as a result of a Termination by the Company Without Cause (as defined in the Romza Employment Agreement), Mr. Romza would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to his then-current annual base salary, payable according to the Company’s regular payroll schedule. If the Romza Employment Agreement is terminated as a result of a Termination Arising Out of a Change of Control (as defined in the Romza Employment Agreement), Mr. Romza would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to two times his then-current annual base salary plus an amount equal to his incentive compensation bonus target at the time of termination.

The Romza Employment Agreement also specifies certain post-employment obligations, including obligations related to: (i) non-disclosure of the Company’s trade secrets, confidential and proprietary information; (ii) non-solicitation of the Company’s employees for a period of 12 months following termination of employment; (iii) non-solicitation of the Company’s customers for a period of 12 months following termination of employment; and (iv) non-competition for a period of 12 months following termination of employment.

Employment Agreement with Mike Bennof, Executive Vice President, Healthcare Information Technology

On November 6, 2008, the Company entered into an employment agreement with Mike Bennof, its Executive Vice President, Healthcare Information Technology (the “Bennof Employment Agreement”). The Bennof Employment Agreement is effective as of November 6, 2008 and supersedes Mr. Bennof’s prior employment agreement, dated June 29, 2007. The initial term of the Bennof Employment Agreement ends on June 30, 2010 with one year automatic renewals each calendar year thereafter unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Bennof provides notice of intent not to renew at least 60 days prior to the expiration of the initial term or applicable renewal term. Any such notice provided by the Company that results in Mr. Bennof’s employment with the Company terminating will be deemed to be a Termination by the Company Without Cause (as defined in the Bennof Employment Agreement). The Bennof Employment Agreement provides that during its term Mr. Bennof will serve as Executive Vice President, Healthcare Information Technology of the Company. The Bennof Employment Agreement provides for an annual base salary of $280,000 (subject to annual review and adjustment by the Company’s Chairman and Chief Executive Officer and the Company’s Compensation Committee) and an incentive compensation bonus targeted at 65% of Mr. Bennof’s annual base salary (the specific percentage to be set annually by the Board of Directors of the Company). In addition, the Bennof Employment Agreement provides for, concurrent with the execution of the agreement, a grant of stock options to purchase 15,000 common shares of the Company at fair market value (as defined in the Company’s stock option plan). Such options will have a five year term and vest one-fourth each year on the anniversary of the grant date (unless earlier vested upon a change of control). The Bennof Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses and insurance benefits.

Under the Bennof Employment Agreement, in the event the Bennof Employment Agreement terminates because of Mr. Bennof’s death, Total Disability, Resignation, or Termination by the Company for Cause (as such terms are defined in the Bennof Employment Agreement), Mr. Bennof would be entitled to receive his annual base salary and accrued but unused vacation through the date of termination and be entitled to participate in the Company’s executive welfare plans and programs through the date of termination and, to the extent permitted under such plans and programs, thereafter. If the Bennof Employment Agreement is terminated as a result of a Termination by the Company Without Cause (as defined in the Bennof Employment Agreement), Mr. Bennof would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to his then-current annual base salary, payable according to the Company’s regular payroll schedule. If the Bennof Employment Agreement is terminated as a result of a Termination Arising Out of a Change of Control (as defined in the Bennof Employment Agreement), Mr. Bennof would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to two times his then-current annual base salary plus an amount equal to his incentive compensation bonus target at the time of termination.

The Bennof Employment Agreement also specifies certain post-employment obligations, including obligations related to: (i) non-disclosure of the Company’s trade secrets, confidential and proprietary information; (ii) non-solicitation of the Company’s employees; (iii) non-solicitation of the Company’s customers; and (iv) non-competition for a period of 12 months following termination of employment.

Employment Agreement with B. Greg Buscetto, Senior Vice President, Sales

On November 6, 2008, the Company entered into an employment agreement with B. Greg Buscetto (the “Buscetto Employment Agreement”). The Buscetto Employment Agreement is effective as of November 6, 2008 and supersedes Mr. Buscetto’s prior employment agreement, which was effective June 19, 2007. The initial term of the Buscetto Employment Agreement ends on June 30, 2010 with one year automatic renewals each calendar year thereafter unless earlier terminated. The term will not be renewed for a renewal year if either the Company or Mr. Buscetto provides notice of intent not to renew at least 60 days prior to the expiration of the initial term or applicable renewal term. Any such notice provided by the Company that results in Mr. Buscetto’s employment with the Company terminating will be deemed to be a Termination by the Company Without Cause (as defined in the Buscetto Employment Agreement). The Buscetto Employment Agreement provides that during its term Mr. Buscetto will serve as Executive Vice President and General Manager of informedRX; however, effective January 1, 2010, Mr. Buscetto was re-assigned to serve as Senior Vice President, Sales. The Buscetto Employment Agreement provides for an annual base salary of $270,000 (subject to annual review and adjustment by the Company’s Chairman and Chief Executive Officer and the Company’s Compensation Committee) and an incentive compensation bonus targeted at 65% of Mr. Buscetto’s annual base salary (the specific percentage to be set annually by the Board of Directors of the Company). In addition, the Buscetto Employment Agreement provides for, concurrent with the execution of the agreement, a grant of stock options to purchase 10,000 common shares of the Company at fair market value (as defined in the Company’s stock option plan). Such options will have a five year term and vest one-fourth each year on the anniversary of the grant date (unless earlier vested upon a change of control). The Buscetto Employment Agreement also provides for a monthly car allowance, expense reimbursement for reasonably incurred business expenses and insurance benefits.

Under the Buscetto Employment Agreement, in the event the Buscetto Employment Agreement terminates because of Mr. Buscetto’s Death, Total Disability, Resignation, or Termination by the Company for Cause (as such terms are defined in the Buscetto Employment Agreement), Mr. Buscetto would be entitled to receive his annual base salary and accrued but unused vacation through the date of termination and be entitled to participate in the Company’s executive welfare plans and programs through the date of termination and, to the extent permitted under such plans and programs, thereafter. If the Buscetto Employment Agreement is terminated as a result of a Termination by the Company Without Cause (as defined in the Buscetto Employment Agreement), Mr. Buscetto would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to his then-current annual base salary, payable according to the Company’s regular payroll schedule. If the Buscetto Employment Agreement is terminated as a result of a Termination Arising Out of a Change of Control (as defined in the Buscetto Employment Agreement), Mr. Buscetto would be entitled to receive (i) his annual base salary and accrued but unpaid vacation through the date of termination, (ii) a payment equal to his incentive compensation bonus, if any, for the year in which the agreement was terminated, prorated to the date of termination and (iii) a severance payment equal to two times his then-current annual base salary plus an amount equal to his incentive compensation bonus target at the time of termination.

The Buscetto Employment Agreement also specifies certain post-employment obligations, including obligations related to: (i) non-disclosure of the Company’s trade secrets, confidential and proprietary information; (ii) non-solicitation of the Company’s employees for a period of 12 months following termination of employment; (iii) non-solicitation of the Company’s customers for a period of 12 months following termination of employment; and (iv) non-competition for a period of 12 months following termination of employment.

On January 1, 2010, the Company entered into an employment agreement amendment with Mr. Buscetto (the “Buscetto Amendment”). Pursuant to the Buscetto Amendment, Mr. Buscetto will serve as Senior Vice President, Sales effective January 1, 2010. The Buscetto Amendment provides for an annual base salary of $225,000, and an incentive compensation bonus targeted at 50% of Mr. Buscetto’s annual base salary.

Awards

In June 2009, the Compensation Committee granted the NEOs long-term incentive awards under the LTIP. The 2009 long-term incentive awards consisted of performance-based RSUs, time-based RSUs and stock option awards. The time-based RSUs and stock options vest in one-fourth increments on each grant date anniversary (unless earlier vested as described below) and the stock options have a seven-year term. The performance-based RSUs vest if the Company meets a performance threshold with respect to cumulative earnings per share for December 31, 2009 — December 31, 2011 (unless earlier vested as described below). The vesting of the performance-based RSUs for performance in between “minimum” and “target” and “target” and “maximum” shall be determined linearly. During the restriction period, dividend equivalents equal to the dividends payable, if any, on the same number of shares of the Company’s common stock will accrue on the time-based RSUs and performance-based RSUs. The dividends payable, if any, will be paid out in cash on the vesting date.

The stock option award agreements provide that, except as otherwise provided for in an employment agreement with the NEO, the stock option shall terminate upon the NEO ceasing to be an employee of the Company. In the case of a change of control, the stock option award agreement provides that the stock option agreement shall immediately become exercisable in full. As described above, Messrs. Thierer’s and Park’s employment agreements also provide that upon termination of employment as a result of termination by the Company Without Cause, Death or Total Disability, a Termination Arising Out of a Change of Control or, in the case of Mr. Thierer, a Resignation for Good Reason, all unvested stock options will immediately vest in full.

The time-based RSU agreements provide that, except as otherwise provided for in an employment agreement, the award shall become fully vested if the NEO’s employment terminates by reason of permanent disability or death. If the NEOs employment terminates for any reason other than permanent disability or death, then the portion of the award that is not vested as of the date of termination shall be forfeited and cancelled immediately unless otherwise provided for in the NEO’s employment agreement. In the event of a change of control, the time-based award shall fully vest.

The performance-based RSU agreements provide that, except as otherwise provided for in an employment agreement, if the NEO’s employment terminates prior to the end of the performance period by reason of termination without cause or termination due to permanent disability or death, the award shall vest based on actual performance calculated to the date of termination of employment. If the NEO’s employment terminates for any reason other than termination without cause or termination due to permanent disability or death, then the portion of the award that is not vested as of the date of termination shall be forfeited and cancelled immediately unless otherwise provided for in the NEO’s employment agreement. In the event of a change of control, the awards shall vest based on “target” achievement level.

2009 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information on the current holdings of stock options, time-based RSUs, and performance-based RSUs by the NEOs at December 31, 2009:

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
								Equity
								Incentive Plan
								Awards:	Equity Incentive
								Number of	Plan Awards:
	Number of	Number of				Number of		Unearned	Market or Payout
	Securities	Securities				Shares or	Market Value	Shares, Units	Value of Unearned
	Underlying	Underlying				Units of Stock	of Shares or	or Other	Shares, Units or
	Unexercised	Unexercised	Option	Option		That Have	Units of Stock	Rights That	Other Rights That
	Options (#)	Options (#)	Exercise	Expiration		Not Vested	that Have Not	Have Not	Have Not Vested
Name	Exercisable	Unexercisable	Price ($)(1)	Date		(#)(10)	Vested ($)	Vested (#)(11)	($)

Mark Thierer	99,000	—	$12.85			12,162	$656,000	24,324	$1,312,000
	64,500	21,500	$12.85		(2)
	75,000	75,000	$23.58	5/16/2012	(3)
	3,750	11,250	$11.35	3/10/2013	(6)
	33,750	101,250	$14.36	8/11/2013	(7)
	—	49,905	$25.54	6/4/2016	(9)

Total	276,000	258,905				12,162	$656,000	24,324	$1,312,000

Jeffrey Park	99,625	—	11.18			4,888	$264,000	9,776	$527,000
	20,000	20,000	23.58	5/16/2012	(3)
	6,000	18,000	11.35	3/10/2013	(6)
	6,250	18,750	14.36	8/11/2013	(7)
	—	20,056	25.54	6/4/2016	(9)

Total	131,875	76,806				4,888	$264,000.00	9,776	$527,000

John Romza	16,667	—	$6.02			3,400	$183,000	6,800	$367,000
	11,250	—	$2.53
	33,750	—	$5.42
	25,000	—	$11.80
	10,000	10,000	$23.58	5/16/2012	(3)
	5,000	5,000	$18.11	9/5/2012	(4)
	4,500	13,500	$11.35	3/10/2013	(6)
	2,500	7,500	$16.00	9/16/2013	(8)
	—	14,500	$25.54	6/4/2016	(9)

Total	108,667	50,500				3,400	$183,000	6,800	$367,000

Mike Bennof	16,667	—	$6.02			3,400	$183,000	6,800	$367,000
	25,000	—	$5.42
	9,000	—	$2.53
	25,000	—	$14.36
	12,500	12,500	$23.58	5/16/2012	(3)
	5,000	5,000	$18.11	9/5/2012	(4)
	4,500	13,500	$11.35	3/10/2013	(6)
	3,750	11,250	$16.00	9/16/2013	(8)
	—	14,500	$25.54	6/4/2016	(9)

Total	101,417	56,750				3,400	$183,000	6,800	$367,000

B. Greg Buscetto	7,500	15,000	$12.60	11/19/2012	(5)	3,400	$183,000	6,800	$367,000
	—	15,000	$14.36	8/11/2013	(7)
	—	14,500	$25.54	6/4/2016	(9)

Total	7,500	44,500				3,400	$183,000	6,800	$367,000

(1)	The SXC Health Solutions Corp. Amended and Restated Stock Option Plan allowed for grants to be made in both Canadian and U.S. dollars. Prior to May, 2007 stock options were granted in Canadian dollars, with subsequent grants in U.S. dollars. For this table, all exercise prices for grants prior to May 2007 were converted to U.S. dollars using an exchange rate as of December 31, 2009 of 1.0517.

(2)	This option was granted on August 28, 2006 and, pursuant to the terms of the option grant, this option vested or will vest, as the case may be, in one-fourth increments on each grant date anniversary in 2007, 2008, 2009, and 2010. Each vested increment expires five years from the vest date.

(3)	This option was granted on May 16, 2007 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(4)	This option was granted on September 5, 2007 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(5)	This option was granted on November 11, 2007 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(6)	This option was granted on March 10, 2008 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(7)	This option was granted on August 11, 2008 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(8)	This option was granted on September 16, 2008 and, pursuant to the terms of the option grant, will vest in one-fourth increments on each grant date anniversary.

(9)	This option was granted on June 4, 2009 and, pursuant to the terms of the option grant, this option will vest in one-fourth increments on each grant date anniversary.

(10)	This RSU award was granted on June 4, 2009 and, pursuant to the terms of the RSU award, this RSU award will vest in one-fourth increments on each grant date anniversary.

(11)	This RSU award was granted on June 4, 2009 and, pursuant to the terms of the RSU award, this RSU award will vest on December 31, 2011, provided that the Company meets certain performance objectives. Please see the “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table” for a discussion of such performance objectives.

2009 Option Exercises

The following table sets forth the stock options exercised by each NEO during the fiscal year ended December 31, 2009:

	Option Awards
	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise
Name	(#)	($)

Mark Thierer	70,000	$825,000
Jeffrey Park	62,875	$843,000
John Romza	29,583	$1,055,000
Mike H. Bennof	25,667	$1,180,000
B. Greg Buscetto	12,500	$339,000

2009 Nonqualified Deferred Compensation

The following table provides information regarding our nonqualified deferred compensation plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
Name	Last FY ($)(1)	Last FY ($)	FY ($)	Distributions ($)	FYE ($)

Mark Thierer	$62,946	—	$12,856	—	$75,802
Jeffrey Park	—	—	—	—	—
John Romza	$44,798	—	$3,861	—	$48,659
Mike H. Bennof	$56,139	—	$12,107	—	$68,246
B. Greg Buscetto	—	—	—	—	—

(1)	These amounts are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the “Summary Compensation Table.”

Effective as of January 1, 2009, the Company established a deferred compensation plan (the “Deferred Compensation Plan”) for the purpose of providing certain employees an opportunity to defer compensation on a pre-tax basis. Employees eligible to participate in the Deferred Compensation Plan are selected in the sole discretion of a Plan Committee appointed by the Board of Directors of the Company.

Eligible employees who elect to participate in the Deferred Compensation Plan may defer up to 100% of annual base salary and up to 100% of incentive compensation and other compensation, fees and retainers. Participants in the Deferred Compensation Plan may make an investment preference election with the Plan Committee to express their investment category preferences in which their deferrals will be invested. A variety of investment options are available in an array of asset classes, offering the opportunity for diversification. The investment crediting choices are mutual funds available through variable insurance products. Plan participant’s earnings are based on the gains and losses from the participant’s selected funds. The Company does not match any contributions made by the plan participants, nor does it provide additional earnings on the contributions made.

Each plan year’s deferral balance may have a separate distribution schedule determined by the Deferred Compensation Plan participant. Distributions are taxable as ordinary income when received. Deferred Compensation Plan participants may elect to receive a plan year deferral balance at a specified future date while employed (scheduled in-service withdrawal) and/or at termination, as defined in the Deferred Compensation Plan.

Potential Payments upon Termination or Change of Control

The estimated payments to each NEO triggered in the event of an involuntary termination without cause, retirement, death, disability, involuntary termination with cause and voluntary termination, as well as in the event of a change of control of the Company with and without a termination of employment on December 31, 2009, are set forth in the table below.

Summary of Potential Payments upon Termination (Fiscal Year 2009)

		Equity
		Awards	Severance	Other		Total
Name	Termination Scenario	($)(1)	Pay ($)	($)(5)		($)

Mark Thierer(2)	Termination for Cause	$—	—	—		$—
	Death or Total Disability	$10,161,000	—	—		$10,161,000
	Termination without Cause	$9,504,000	1,710,000	33,000		$11,247,000
	Resignation for Good Reason	$9,067,000	1,710,000	33,000		$10,810,000
	Termination following Change of Control	$10,379,000	2,550,000	5,912,000	(6)	$18,841,000
Jeffrey Park(3)	Termination for Cause	$—	—	—		$—
	Death or Total Disability	$3,126,000	—	—		$3,126,000
	Termination without Cause	$2,862,000	1,098,000	33,000		$3,993,000
	Resignation for Good Reason	$—	—	—		$—
	Termination following Change of Control	$3,214,000	1,098,000	1,694,000	(6)	$6,006,000
John Romza(4)	Termination for Cause	$—	—	—		$—
	Resignation, Death, or Total Disability	$306,000	—	—		$306,000
	Termination without Cause	$122,000	270,000	—		$392,000
	Resignation for Good Reason	$—	—	—		$—
	Termination following Change of Control	$2,121,000	716,000	—		$2,837,000	(7)
Mike H. Bennof(4)	Termination for Cause	$—	—	—		$—
	Resignation, Death, or Total Disability	$306,000	—	—		$306,000
	Termination without Cause	$122,000	280,000	—		$402,000
	Resignation for Good Reason	$—	—	—		$—
	Termination following Change of Control	$2,340,000	742,000	—		$3,082,000	(7)
B. Greg Buscetto(4)	Termination for Cause	$—	—	—		$—
	Resignation, Death, or Total Disability	$306,000	—	—		$306,000
	Termination without Cause	$122,000	270,000	—		$392,000
	Resignation for Good Reason	$—	—	—		$—
	Termination following Change of Control	$1,993,000	716,000	—		$2,709,000	(7)

(1)	Amounts in these columns reflect the equity values to be received upon a termination or a change of control calculated in accordance with the NEO’s employment agreement or the equity award agreement, as applicable. In the case of RSU grants, the equity value was determined by multiplying the closing price of $53.95 per share on December 31, 2009 by the number of unvested RSUs that would vest upon a change of control or following termination. In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $53.95 per share on December 31, 2009 and (ii) the number of unvested option shares that would vest following termination or upon a change of control.

(2)	The calculation with respect to unvested equity awards reflects the following additional assumptions under Mr. Thierer’s equity award agreements or employment agreement, as applicable:

	Unvested	Unvested RSUs	Unvested RSUs
Event	Stock Options	(Time-Based Vesting)	(Performance-Based Vesting)

Change of Control	Vest in full.	Vest in full.	Vest at “target” achievement level.
Termination Arising Out of a Change of Control (as defined in the employment agreement)	Vest in full.	Forfeit unless a termination for disability or death.	Forfeit unless a termination for disability or death or termination without cause.
Disability or Death	Vest in full.	Vest in full.	Vest based on actual performance to date of termination; provided, however, that no award shall be paid for terminations that occur prior to December 31, 2009.
Termination Without Cause	Vest in full.	Forfeit.	Vest based on actual performance to date of termination; provided, however, that no award shall be paid for terminations that occur prior to December 31, 2009.
Resignation for Good Reason	Vest in full.	Forfeit.	Forfeit.
Other Termination Events	Forfeit.	Forfeit.	Forfeit.

(3)	The calculation with respect to unvested equity awards reflects the following additional assumptions under Mr. Park’s equity award agreements or employment agreement, as applicable:

	Unvested	Unvested RSUs	Unvested RSUs
Event	Stock Options	(Time-Based Vesting)	(Performance-Based Vesting)

Change of Control	Vest in full.	Vest in full.	Vest at “target” achievement level.
Termination Arising Out of a Change of Control (as defined in the employment agreement)	Vest in full.	Forfeit unless a termination for disability or death.	Forfeit unless a termination for disability or death or termination without cause.
Disability or Death	Vest in full.	Vest in full.	Vest based on actual performance to date of termination; provided, however, that no award shall be paid for terminations that occur prior to December 31, 2009.
Termination Without Cause	Vest in full.	Forfeit.	Vest based on actual performance to date of termination; provided, however, that no award shall be paid for terminations that occur prior to December 31, 2009.
Other Termination Events	Forfeit.	Forfeit.	Forfeit.

(4)	The calculation with respect to unvested equity awards reflects the following additional assumptions under the NEO’s equity award agreements or employment agreement, as applicable:

	Unvested	Unvested RSUs	Unvested RSUs
Event	Stock Options	(Time-Based Vesting)	(Performance-Based Vesting)

Change of Control	Vest in full.	Vest in full.	Vest at “target” achievement level.
Disability or Death	Forfeit.	Vest in full.	Vest based on actual performance to date of termination; provided, however, that no award shall be paid for terminations that occur prior to December 31, 2009.
Termination Without Cause	Forfeit.	Forfeit	Vest based on actual performance to date of termination; provided, however, that no award shall be paid for terminations that occur prior to December 31, 2009.
Other Termination Events	Forfeit.	Forfeit.	Forfeit.

(5)	Pursuant to the agreements, the Company will make payment of COBRA insurance continuation benefits on behalf of Messrs. Thierer and Park, their spouses and dependents for 18 months following termination totaling $33,000 for each executive.

(6)	Except as provided in footnote (5), these payments represent gross-up payments for the excise tax incurred under Section 4999 of the Internal Revenue Code of 1986, as amended. These amounts are provided for in the employment agreements with the executives and were calculated in accordance with Sections 280G and 4999 of the Internal Revenue Code. The tax gross-up calculations assume a blended effective tax rate of approximately 37% and a 20% excise tax incurred on excess parachute payments. These amounts are estimates and subject to change.

(7)	The employment agreements with each of Messrs. Romza, Bennof and Buscetto provide that if and to the extent any payments under the agreement would cause the executive to be subject to excise tax under Sections 280G or 4999 of the Internal Revenue Code, then the amount of the payments will be reduced to the extent necessary to avoid imposition of any such excise tax. For purposes of the amounts shown in the table, we have assumed that this provision would not apply.

Under the employment agreements, a change of control is generally defined to include (i) the acquisitions by someone other than the Company of more than 50% of the voting power of the outstanding common shares, (ii) the approval of a merger, consolidation, recapitalization, reorganization, reverse stock split or consummation of any other corporation transaction requiring shareholder approval other than a transaction that would result in at least 75% of the total voting power continuing to be held by at least 75% of the Company’s shareholders prior to such corporate transaction, or (iii) shareholder approval of a complete liquidation of the Company or an agreement for the sale of all or a substantial portion of the assets of the Company. Under Messrs. Thierer’s and Park’s employment agreements, a Termination Arising Out of a Change of Control is generally defined as the resignation of the executive, termination by the Company for cause, or a termination by the Company without cause within 12 months of a change of control. Under the employment agreements for Messrs. Romza, Bennof and Buscetto a Termination Arising Out of a Change of Control generally occurs if following a, the executive is not offered or retained in his current or a comparable position.

Under the equity award agreements, a change of control is generally defined to include (i) the acquisition by a person or entity of 50% of either the outstanding shares of the Company or the combined voting power of such shares, with certain exceptions; (ii) an unapproved change in a majority of the Board members; (iii) certain corporate restructurings, including certain mergers or consolidations; and (iv) the consummation of a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company, subject to certain exceptions.

Under Mr. Thierer’s employment agreement, a resignation for good reason is generally defined as a voluntary termination within 90 days after the Company’s breach of the employment agreement, the executive is assigned duties that are inconsistent with his position or significantly diminish his responsibilities, the relocation of the executive or the material diminution of executive’s annual base compensation.

Please see the narrative following the “Summary Compensation Table and Grants of Plan-Based Awards Table” above for a description of the terms of employment agreements the Company has entered into with each NEO as well as the material terms of the 2009 long-term incentive awards.

Compensation of Directors

In 2009, the Compensation Committee engaged The Delves Group to review and make recommendations on Board compensation. The Delves Group reviewed market survey data, as well as a peer group analysis identified in the “Compensation Discussion and Analysis” section of this Proxy Circular and Proxy Statement. Based on the results of that analysis, the Compensation Committee recommended a new director compensation package, which was approved by the Board of Directors effective March 11, 2009.

In accordance with the director compensation package, each non-management director receives an annual retainer of $35,000, a fee of $25,000 for the Chairman of the Board, a fee of $15,000 for the Chairman of the Audit Committee, a fee of $10,000 for the Chairman of the Compensation Committee, a fee of $7,000 for each audit committee member, and a fee of $5,000 for each compensation committee member. Directors will also be reimbursed for travel expenses incurred in connection with their respective attendances. In addition, each non-

management director received an annual grant of 2,800 RSUs, which vest in one-fourth increments on each grant date anniversary. Directors who are also members of management do not receive director’s fees.

The following table sets forth the compensation paid to the directors of the Company during the fiscal year ended December 31, 2009:

	Fees Earned or	Equity Awards	Total
Name	Paid in Cash	Value(1)	Compensation

Terrence C. Burke	$56,650	$71,500	$128,150
Steven D. Cosler	$42,150	$71,500	$113,650
William J. Davis	$40,650	$71,500	$112,150
Anthony R. Masso	$38,400	$71,500	$109,900
Philip R. Reddon	$46,650	$71,500	$118,150
Curtis J. Thorne	$40,650	$71,500	$112,150

(1)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 8 to the Consolidated Financial Statements in Item 8 of the Company’s Annual Report on Form 10-K for more information on the relevant assumptions used in calculating these amounts.

The aggregate number of equity awards outstanding as of December 31, 2009 for each of the directors noted above are as follows:

	Aggregate	Aggregate RSU
	Option Awards	Awards
	Outstanding	Outstanding
Name	(#)	(#)

Terrence C. Burke	11,250	2,800
Steven D. Cosler	12,500	2,800
William J. Davis	12,500	2,800
Anthony R. Masso	12,500	2,800
Philip R. Reddon	5,000	2,800
Curtis J. Thorne	12,500	2,800

Equity Compensation Plan Information

The following table gives information, as of December 31, 2009, about our common shares that may be issued upon the exercise of options and other equity awards under all compensation plans under which equity securities are reserved for issuance, being the SXC Health Solutions Corp. Long-Term Incentive Plan, the SXC Health Solutions Corp. Amended and Restated Stock Option Plan, the SXC Health Solutions Corp. 2007 Employee Stock Purchase Plan, and the Amended and Restated 2000 Restricted Stock Grant Plan, which plan was formerly the National Medical Health Card Systems, Inc. 2000 Restricted Stock Grant Plan (the “NMHC Plan”). Following the completion of the Company’s acquisition of NMHC in April 2008, SXC adopted the NMHC Plan for the limited purpose of granting to certain executives of NMHC who agreed to continue their employment with SXC subsequent to the acquisition an aggregate of 51,000 restricted stock units (“RSUs”) pursuant to section 613(c) of the TSX Company Manual. Upon TSX approval of SXC’s adoption of the NMHC Plan for this purpose, on September 16,

2008, 51,000 RSUs were granted to NMHC executives. These RSUs vest in one-fourth increments on each grant date anniversary. No additional securities are available for grant pursuant to the NMHC Plan.

				Number of Securities
				Remaining Available
	Number of Securities to be	Weighted Average		for Future Issuance
	Issued Upon Exercise of	Exercise Price of		Under Equity
Plan Category	Outstanding Equity Awards	Outstanding Options		Compensation Plans(2)

Equity compensation plan approved by security holders — Long-Term Incentive Plan(1)	1,702,369		(1)	652,182
Equity compensation plan approved by security holders — Employee Stock Purchase Plan	—	—		—	(2)
Equity compensation plan not approved by security holders — restricted stock units(3)(4)	25,500	—		—

(1)	At December 31, 2009, the Company had outstanding 481,845 options denominated in Canadian dollars with a weighted average exercise price of C$12.61. There are 1,050,819 options outstanding that are denominated in U.S. dollars with a weighted average exercise price of $18.97. The remaining 169,705 securities outstanding are restricted stock units with a weighted average grant date fair value of $26.22.

(2)	On March 11, 2009, the Employee Stock Purchase Plan was amended to provide that all shares available thereunder would be acquired solely on the open market and there would be no further new issuances of shares.

(3)	Represents 25,500 restricted stock units (“RSUs”) granted to ten former NMHC employees on September 16, 2008, issued under a plan assumed by the Company in connection with the NMHC acquisition, in accordance with the rules of the Nasdaq Stock Exchange and Toronto Stock Exchange. No additional RSUs will be granted under this plan.

(4)	Excludes 32,215 RSUs assumed by the Company in connection with the acquisition of NMHC that were granted by NMHC prior to the acquisition.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers file reports with the SEC indicating the number of our common shares that they beneficially owned when they became a director or executive officer and, after that, any changes in their beneficial ownership of our common shares. They must also provide us with copies of these reports. These reports are required by Section 16(a) of the Securities Exchange Act of 1934, as amended. We have reviewed the copies of these reports that we have received and have also received and reviewed written representations of the accuracy of these reports from these individuals.

Based on these reports and representations, the Company believes that during 2009 our directors and executive officers complied with all Section 16(a) reporting requirements.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Overview

The Company’s Board of Directors and senior management consider good corporate governance to be central to the effective and efficient operation of the Company. Through the Corporate Governance Committee, the Board reviews, evaluates and modifies its governance program. The Board is satisfied that the Company’s governance plan is consistent with legal and stock exchange requirements.

It is the policy of the Company that all disclosures made by the Company to its security holders and to the public generally should be accurate and complete in all material respects, should fairly present the Company’s financial condition and the results and current status of its operations, and should be made on a timely basis as required by applicable law and stock exchange requirements.

Board of Directors

Independence

The Board considered all relevant facts and circumstances in assessing director independence and affirmatively determined that a majority of its members are independent, namely Terrence C. Burke, Steven D. Cosler, William J. Davis, Anthony R. Masso, Philip R. Reddon and Curtis J. Thorne are each independent as defined in the listing standards of the Nasdaq Stock Market and in the National Instrument 52-110, Audit Committees (“NI 52-110”). Mark Thierer, as an officer of the Company, is not considered to be an independent director.

There were no transactions, relationships or arrangements with respect to any independent director that required review by the Board for purposes of determining director independence, other than the Company’s commercial agreement with Allscripts-Misys Healthcare Solutions, Inc. involving annual payments to Allscripts of less than 1% of Allscripts’s annual revenue. Mr. Davis is currently the chief financial officer of Allscripts. The Board reviewed the commercial agreement and determined that the agreement did not affect Mr. Davis’ status as an independent director of the Company.

During 2009, the Board of Directors and its committees met as necessary in the absence of the CEO and other members of management. Since the beginning of the fiscal year ended December 31, 2009, the independent directors of the Board held five such meetings. The Audit Committee also holds in camera sessions with only the external auditors present.

Effective December 31, 2008, Mr. Burke was appointed non-executive Chairman of the Board of Directors. The Chairman of the Board is responsible for overseeing the performance by the Board of its duties, for communicating periodically with Committee chairs regarding the activities of their respective Committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for overseeing the management of the Company’s business. The Board believes that its leadership structure is appropriate because it (i) facilitates the functioning of the Board independently of management, (ii) leads to greater management accountability, (iii) provides for a more objective evaluation of management’s performance and compensation, (iv) ensures that directors have an independent contact on matters of concern to them and (v) helps ensure that the Board’s agenda would enable it to successfully carry out its duties. In particular, the Lead Director was responsible for providing leadership to the Board if circumstances arose in which the joint role of the Chairman and Chief Executive Officer may have been, or may have been perceived to be, in conflict and chaired those Board sessions that were attended only by independent directors. The Board of Directors written charter is available on our website, www.sxc.com.

The Board regularly devotes time during its meetings to review and discuss the significant risks facing the Company and management’s process for identifying, prioritizing and responding to those risks. The Audit Committee assists the Board in discharging its duties with respect to risk assessment and risk management. In connection with the Audit Committee’s review of all critical accounting policies and practices with the Company’s external auditor and management, the Audit Committee reviews the impact on the Company of significant risks and uncertainties. In addition, pursuant to the Audit Committee Mandate, the Audit Committee must work with management to ensure that management has designed an effective system of internal controls and disclosure controls and procedures, which is a necessary component of the Company’s risk management system. Finally, the Audit Committee is also responsible for the oversight of the Company’s compliance with legal and regulatory requirements, which represent many of the most significant risks the Company faces.

Meeting Attendance

Since the beginning of the fiscal year ended December 31, 2009, the Board of Directors held six meetings. All directors attended at least 75% or more of the aggregate of the meetings of the Board and of the committees, on which they served, held during the period for which they were directors or committee members, respectively. We encourage, but do not require, our Board members to attend annual meetings of shareholders. Mr. Thierer attended our 2009 Annual Meeting of Shareholders. The following chart shows the attendance record of each director at such Board meetings:

Board
Meeting Date	T. Burke	S. Cosler	W. Davis	A. Masso	P. Reddon	M. Thierer	C. Thorne
3/11/2009	√	√	√	√	√	√	√
5/16/2009	√	√	√	√	√	√	√
6/3/2009	√	√	√	√	√	√	√
9/4/2009	√	√	√	√	√	√	√
10/5/2009	√	√	√	√	√	√	√
12/2/2009	√	√	√	√	√	√	√

Board of Directors’ Written Mandate

The Board of Directors is responsible to supervise the management of the business and affairs of the Company and to act with a view to the best interests of the Company. The Board of Directors has adopted a written mandate to formalize their oversight responsibilities. The Board of Directors’ mandate is fulfilled, either directly or indirectly, through the Audit Committee, the Nominating Committee, the Corporate Governance Committee and the Compensation Committee. The Board of Directors also, from time to time, appoints ad-hoc committees to report to the Board of Directors on specific matters as they arise. In fulfilling its mandate, the Board of Directors, directly or through one of its committees, is responsible for the following:

•	the adoption of a strategic planning process for the Company, which includes the annual review of a business plan and budget presented by senior management;

•	the identification of the principal risks of the Company’s business and ensuring the implementation of appropriate systems and management of these risks by undertaking thorough quarterly reviews of operations, sales, marketing and Audit Committee reports from management and by the Audit Committee reviewing the activities and findings of the Company’s external auditors to identify the principal risks to the Company’s business;

•	succession planning for the Company including the appointment, training and monitoring of senior management;

•	ensuring an appropriate communications policy for the Company is implemented; and

•	the integrity of the Company’s internal control and management information systems.

Position Descriptions

Pursuant to the Board’s written mandate, the Board is responsible for developing position descriptions for the Chairman of the Board, the Lead Director, if any, and the Chairman of each Board committee. The following are descriptions of such positions:

Chairman of the Board

The Chairman of the Board is responsible for overseeing the performance by the Board of its duties, for communicating periodically with committee chairs regarding the activities of their respective committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for overseeing the management of the Company’s business.

Lead Director

The Lead Director’s responsibilities are to facilitate the functioning of the Board independently of management, to ensure that directors have an independent contact on matters of concern to them and to ensure that the Board’s agenda will enable it to successfully carry out its duties. In particular, the Lead Director will provide leadership to the Board in the event one person holds the joint role of the Chairman and Chief Executive Officer and circumstances arise in which such joint role may be, or may be perceived to be, in conflict and chairs those Board sessions that are attended only by independent directors.

Chairman of the Audit Committee

The Chairman of the Audit Committee is responsible for overseeing the performance by the Audit Committee of its duties, for assessing the effectiveness of the Audit Committee and individual Audit Committee members and for reporting periodically to the Board.

Chairman of the Nominating Committee

The Chairman of the Nominating Committee is responsible for overseeing the performance by the Nominating Committee of its duties, for assessing the effectiveness of the Nominating Committee and individual Nominating Committee members and for reporting periodically to the Board.

Chairman of the Corporate Governance Committee

The Chairman of the Corporate Governance Committee is responsible for overseeing the performance by the Corporate Governance Committee of its duties, for assessing the effectiveness of the Corporate Governance Committee and individual Corporate Governance Committee members and for reporting periodically to the Board.

Chairman of the Compensation Committee

The Chairman of the Compensation Committee is responsible for overseeing the performance by the Compensation Committee of its duties, for assessing the effectiveness of the Compensation Committee and individual Compensation Committee members and for reporting periodically to the Board.

CEO Mandate

The Board of Directors has developed a written position description for the CEO. The CEO is specifically charged with the responsibility for managing the strategic and operational agenda of the Company and for the execution of the directives and policies of the Board of Directors. The roles and responsibilities of the CEO include, among other things:

(a) developing, together with the Board of Directors, the Company’s strategic direction and monitoring same;

(b) directing the overall business operations of the Company;

(c) ensuring that the Board of Directors is kept appropriately informed of the overall business operations of the Company and major issues facing the Company;

(d) having ultimate accountability for the development and execution of the strategy and policies of the Company and their communication to the Company’s key internal and external shareholders;

(e) having responsibility for the day-to-day operations of the Company, including the annual planning process, capital management, financial management, acquisitions, divestitures, etc., all of which must be accomplished within the strategic framework of the Company established by the Board of Directors;

(f) having the responsibility for the employment, compensation, job descriptions, performance assessment, leadership development and succession planning of human resources;

(g) representing the Company to its major shareholders, including investment and financial communities, governments, customers and the public;

(h) bringing the following material decisions to the Board of Directors for their review and approval:

(1) disposition of assets or cancellation of debt other than in the ordinary and normal course of business;

(2) acquisition or initiation of a new business or undertaking or the assumption of any commitment, obligation or liability other than in the ordinary and normal course of business;

(3) issuance or sale of securities of the Company or rights, options or warrants to acquire securities of the Company;

(4) redemption or repurchase of securities of the Company;

(5) declaration or payment of a dividend or other distribution in respect of any securities of the Company;

(6) any transaction, contract, agreement, undertaking or arrangement with a person with whom the Company does not act at arm’s length; and

(i) presenting to the Board of Directors any material business issues resulting from communications with shareholders.

Director Orientation and Continuing Education

New directors are provided with customized presentations, investor packages, product literature and director insurance information. The information and presentations are tailored for each director depending on their familiarity with the operations of the Company and the industry generally.

At each quarterly Board meeting, senior management provides the directors with an Audit Committee package and an in-depth presentation detailing the Company’s most recent and historical financial results. In addition, the Company holds meetings for the Board of Directors at different company locations to maintain the Board’s familiarity with the Company’s operations. The Company has no formal policy of providing professional development courses to Board members; however, the Company does engage consultants on an as-needed basis to make presentations to the Board on matters relevant to the Company.

Ethical Business Conduct

The Company has adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. A copy of the Code of Business Conduct and Ethics can be obtained on our website at www.sxc.com. A copy of the Code of Business Conduct and Ethics can also be obtained, without charge, by contacting the Secretary of the Company at 2441 Warrenville Road, suite 610, Lisle, Illinois 60532-3642, tel. 1-800-282-3232. Any waiver of a requirement of our Code of Business Conduct and Ethics, if granted by the Company’s Board or any Board committee, will be posted on our website at www.sxc.com. No waiver of any requirement of our Code of Business Conduct and Ethics was granted in 2009.

The Board is ultimately responsible for the implementation and administration of the Code of Business Conduct and Ethics and has designated a Compliance Officer for the day-to-day implementation and administration of the Code. In addition, the Company’s Audit Committee has adopted a Whistleblower Policy establishing procedures for the submission of complaints and concerns regarding accounting, auditing and other matters.

Audit Committee

The Company has a separately designated Audit Committee that assists the Board of Directors in its oversight of our compliance with all applicable laws and regulations related to financial reporting, which includes oversight of the quality and integrity of our financial reporting, internal controls and audit functions, and is directly and solely responsible for the appointment, retention, compensation and monitoring of the performance of our independent registered public accounting firms, including the services and scope of their audit. The Audit Committee meets at least quarterly with our management and independent public accountants to, among other things, review the results of the annual audit and quarterly reviews, discuss the financial statements, assess management performance and procedures in connection with financial controls and receive and consider comments as to internal controls.

The Audit Committee meets at least quarterly and additional meetings are held as deemed necessary by the Committee Chair. The Audit Committee met five times in 2009. The Audit Committee has a written charter that sets out its mandate and responsibilities and authority to engage outside advisors as required. The Audit Committee’s written charter is available on our website, www.sxc.com.

The Audit Committee is currently composed of Mr. Reddon (Committee Chairman), Mr. Davis and Mr. Thorne. The Board of Directors has determined that all members of the Audit Committee are independent within the meaning of NASDAQ Rule 4200, SEC Rule 10A-3(b)(1)(ii), and NI-52-110, and are financially literate.

In addition, as required by the rules of the SEC and the NASDAQ, our Board of Directors has determined that Mr. Reddon, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined in Item 407 (d)(5) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Shareholders should understand that the designation is an SEC disclosure requirement relating to Mr. Reddon’s experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the director so designated any additional duty, obligation or liability than otherwise is imposed generally by virtue of serving on the Audit Committee and/or the Board of Directors.

Refer to the “Election of Directors” narrative for further information on the Audit Committee members’ educational background and experience that is relevant to their performance of responsibilities as an audit committee member.

Nominating Committee

The Board of Directors has delegated to the Nominating Committee the responsibility to identify and recommend qualified individuals to become new members of the Board. In fulfilling this responsibility, the Nominating Committee considers: (i) the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess; (ii) the competencies and skills that the Board considers each existing director to possess; and (iii) the competencies and skills each new nominee will bring to the Board. While the Nominating Committee believes that a diversity of perspectives is an important consideration when evaluating new candidates, the Nominating Committee has focused on specific healthcare and related industry experiences when evaluating new candidates for the Board given the Company’s status as a relatively new public company. The effectiveness of the nomination process is evaluated by the Board each year as part of its annual self-evaluation and less formally by the Nominating Committee as it evaluates and identifies director candidates.

In addition to the responsibilities set out above, the mandate of the Nominating Committee includes the assessment of the competencies and skill of each existing director and to determine the appropriate size of the Board with a view to effective decision making.

The Nominating Committee meets as deemed necessary by the Committee Chairman. The Nominating Committee has a written charter that sets out its mandate and responsibilities and authority to engage outside advisors as required. A copy of the Nominating Committee’s charter is available at www.sxc.com.

The Nominating Committee is currently composed of Mr. Cosler (Committee Chairman), Mr. Burke and Mr. Masso. Each member of the Nominating Committee is independent as defined in the listing standards of the Nasdaq Stock Market and in NI 52-110. Because all of the members of the Nominating Committee are independent and the Nominating Committee functions in accordance with a detailed mandate, the Board of Directors of the Company believes it has encouraged an objective nomination process. The Nominating Committee did not meet in 2009.

Nomination of New Directors

In identifying potential director nominees, the Nominating Committee considers Board candidates identified through a variety of methods and sources. These include suggestions from committee members, other directors, senior management, shareholders and other interested parties in anticipation of director elections and other potential Board vacancies. The Committee has sole authority to retain director search firms, as well as other advisors, to assist in identifying and evaluating possible director nominees. The Nominating Committee also considers Board candidates recommended by shareholders of the Company. Shareholders who wish to recommend a person for election to the Company’s Board may submit such person’s name, background, qualifications, and consent to be named in the proxy circular and proxy statement and to serve as a director if elected, in writing to our Secretary of the Company for consideration by the Nominating Committee. The Nominating Committee will consider and evaluate such person as a possible nominee in the same manner as it considers all other potential candidates. To permit sufficient time for such consideration and evaluation, shareholders should make Board candidate submissions by December 31 in each year, prior to the holding of the next shareholders’ meeting.

Prior to recommending a new director candidate for election or appointment, the Chairman and certain members of the Nominating Committee meet with the candidate to discuss the candidate’s interest and ability to devote the time and commitment required to serve on the Board of Directors. The Committee conducts a background check on the candidate and reviews any potential conflicts, independence concerns or disclosure issues the candidate might have.

Compensation Committee

The overall purpose of the Compensation Committee is to develop, monitor and assess the Company’s approach to the compensation of its directors, senior officers and employees. Among other things, the Compensation Committee manages on behalf of the Board of Directors and is responsible for: (i) reviewing the compensation practices and policies of the Company to ensure they are competitive and that they provide appropriate motivation for corporate performance and increased shareholder value; (ii) oversight of the administration of the Company’s compensation programs, including equity-based compensation programs, and making recommendations to the Board regarding their adoption, amendment or termination; (iii) annually reviewing the annual base salary and bonus targets for senior executives of the Company other than the CEO; and (iv) reviewing annual corporate goals and objectives for the CEO and evaluating the CEO’s performance and based on this evaluation, annually reviewing the CEO’s annual base salary, bonus and any equity grants or other awards.

The Compensation Committee has authorized the CEO to grant and allocate equity awards in two circumstances. The first relates to the annual equity award allocation to employees. This allocation is submitted to the Compensation Committee for consideration and comment and specifically lists recipients and a proposed allocation. The second circumstance is that the CEO is authorized to grant equity awards to newly hired employees provided that:

(1) the number of equity awards granted to new employees is reasonably consistent with past practice in terms of the number granted to an employee in the position and with the responsibility of the new employee; and

(2) such authority does not extend to new employees who are senior officers that directly report to the CEO or CFO of the Company.

The Chief Executive Officer in consultation with the Chief Financial Officer and Human Resources will consider the position, requirements, seniority, employment, and market conditions when deciding the equity awards to be recommended to be granted to new employees.

The Compensation Committee is currently composed of Mr. Cosler (Committee Chairman), Mr. Burke and Mr. Masso. Each member of the Compensation Committee is independent as defined in the listing standards of the Nasdaq Stock Market and in NI 52-110.

The Compensation Committee is responsible for reviewing the adequacy and format of compensation to directors in light of the responsibilities and risks associated with directorship.

The Compensation Committee meets at least once a year and additional meetings are held as deemed necessary by the Committee Chairman. The Compensation Committee met three times in 2009. The Compensation Committee has a written charter that sets out its mandate and responsibilities and authority to engage outside advisors as required. A copy of the Compensation Committee’s charter is available at www.sxc.com.

Corporate Governance Committee

The key responsibilities of the Corporate Governance Committee are to develop and monitor the Company’s overall approach to corporate governance issues and, subject to approval by the full Board the Directors, to implement and administer a system of corporate governance which reflects superior standards of corporate governance practices and to continue to develop the Company’s approach to corporate governance issues. In addition, the Corporate Governance Committee is to undertake an annual review of corporate governance issues and practices as they affect the Company and make a set of recommendations to the directors during each calendar year.

The Corporate Governance Committee is currently composed of Mr. Davis (Committee Chairman), Mr. Reddon and Mr. Thorne. Each member of the Corporate Governance Committee is independent as independence is defined in the listing standards of the Nasdaq Stock Market and in NI 52-110. The Corporate Governance Committee met once in 2009.

Assessments

The Nominating and Corporate Governance Committees (in conjunction with the Chairman of the Board) annually review and assess the effectiveness of the Board as a whole, the membership of the Board committees, the mandates and activities of each committee and the contribution of individual directors and will make such recommendations to the Board arising out of such review as it deems appropriate.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIORS OFFICERS

None of the directors, executive officers or senior officers of the Company, and none of the associates or affiliates of any of the foregoing, is currently indebted to the Company or any of its subsidiaries, or was indebted to the Company or any of its subsidiaries at any time since the beginning of the Company’s most recently completed fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee who served on the Compensation Committee in 2009 (Messrs. Burke, Cosler and Masso) has interlocking relationships as defined by the SEC or had any relationships requiring disclosure by the Company under the SEC’s rules regarding certain relationships and related party transactions. Mr. Thierer, President and Chief Executive Officer, and Mr. Park, Executive Vice President and Chief Financial Officer, participate in all discussions regarding salaries and incentive compensation for all executive officers of the Company, except during discussions regarding their own salary and incentive compensation. Messrs. Thierer and Park may make suggestions or recommendations during these discussions, however all deliberations and determinations regarding the compensation of executive officers of the Company are made solely by the Compensation Committee and/or the Board of Directors. No executive officer of the Company serves on the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s Board of Directors.

RELATED PARTY TRANSACTIONS

The Company or one of its subsidiaries may occasionally enter into transactions with certain “related parties.” Related parties include our executive officers, directors, nominees for directors, a beneficial owner of 5% or more of our common stock and immediate family members of these parties. We refer to transactions involving amounts in excess of $120,000 and in which the related party has a direct or indirect material interest as “related party transactions.” Each related party transaction must be approved or ratified in accordance with the Company’s written Related Party Transactions Policy by the Audit Committee of the Board of Directors. The Audit Committee considers all relevant factors when determining whether to approve a related party transaction including, without limitation, the following:

•	the size of the transaction and the amount payable to the related party;

•	the nature of the interest of the related party in the transaction;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction is on terms that would be available in comparable transactions with unaffiliated third parties.

Neither the Company nor any of its subsidiaries were involved in any related party transactions during 2009.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person of the Company, no proposed nominee for election as a director of the Company, and no associate or affiliate of any of these persons, has any material interest, direct or indirect, in any transaction since the commencement of our last financial year or in any proposed transaction, which, in either case, has materially affected or will materially affect the Company or any of our subsidiaries, other than as disclosed under the heading “Interests of Certain Persons in Matters to be Acted Upon.” An “informed person” means: (a) a director or executive officer of the Company; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company; (c) any person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of the Company other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) the Company if it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of its last completed fiscal year, no proposed nominee for election as a director, and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the meeting, except as disclosed in this Proxy Circular and Proxy Statement.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

The Company knows of no matters to come before the meeting of shareholders other than as set forth in the Notice of Meeting. HOWEVER, IF OTHER MATTERS WHICH ARE NOT KNOWN BY THE COMPANY SHOULD PROPERLY COME BEFORE THE MEETING, THE ACCOMPANYING PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE PROXY.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on the Company’s website at www.sxc.com, or by accessing the Company’s profile on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.shtml. Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Company’s comparative financial statements and accompanying Management’s Discussion and Analysis for the fiscal year ended December 31, 2009 are available on SEDAR and EDGAR. Financial information with respect to the Company is provided in the Company’s comparative financial statements and accompanying Management’s Discussion and Analysis for the most recently completed financial year.

The Company undertakes to provide you with copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Company’s comparative financial statements and accompanying Management’s Discussion and Analysis for the fiscal year ended December 31, 2009 without charge upon written request to SXC Health Solutions Corp., 2441 Warrenville Road, Suite 610, Lisle, Illinois 60532-3642, Attention: Corporate Secretary or by contacting the Corporate Secretary at 1-800-282-3232. The Annual Report on Form 10-K sent to any such requesting shareholder will be accompanied by a list briefly describing the exhibits to such Annual Report filed by the Company with the SEC. These exhibits can be viewed on the SEC’s website (www.sec.gov) or, upon written request to SXC Health Solutions Corp., 2441 Warrenville Road, Suite 610, Lisle, Illinois 60532-3642, Attention: Corporate Secretary or by contacting the Corporate Secretary at 1-800-282-3232, the Company will provide you with copies of such exhibits for a nominal fee (which fee will be limited to the expenses the Company incurs in providing you with the requested exhibits).

COMMUNICATING WITH THE BOARD

Interested parties, including shareholders and other security holders, may communicate directly with the Board of Directors, non-management directors, the Chairman of the Board or any other individual directors by writing care of the Secretary of the Company, at 2441 Warrenville Road, Suite 610, Lisle, Illinois, 60532-3642. All correspondence, with the exception of solicitations for the purchase or sale of products and services and similar types of communications or communications of an inappropriate nature, will be forwarded to the directors to whom such correspondence is addressed. In addition, any such communication that relates to accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee, if not already addressed to him or her.

APPROVAL

The contents and the sending of this Proxy Circular and Proxy Statement have been approved by the Board of Directors.

DATED as of April 1, 2010 (except as otherwise noted).

BY ORDER OF THE BOARD

/s/  Clifford Berman
Clifford Berman
Senior Vice President,
General Counsel and Corporate Secretary

APPENDIX A

SXC HEALTH SOLUTIONS CORP.

INCENTIVE PLAN

I.	PURPOSES

The purposes of the SXC Health Solutions Corp. Incentive Plan (the “Plan”) are to retain and motivate the officers and other employees of SXC Health Solutions Corp. and its subsidiaries who have been designated by the Committee to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period. It is intended that all amounts payable to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any Awards hereunder shall be so interpreted and construed to the maximum extent possible.

II.	DEFINITIONS

“Annual Base Salary” shall mean for any Participant an amount equal to the rate of annual base salary in effect or approved by the Committee or other authorized person at the time or immediately before performance goals are established for a Performance Period, including any base salary that otherwise would be payable to the Participant during the Performance Period but for his or her election to defer receipt thereof.

“Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) the 90th day after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.

“Award” shall mean an award to which a Participant may be entitled under the Plan if the performance goals for a Performance Period are satisfied. An Award may be expressed in U.S. dollars or pursuant to a formula that is consistent with the provisions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board comprised of members of the Board that are “outside directors” within the meaning of Section 162(m) of the Code, or such other committee designated by the Board that satisfies any then applicable requirements of the principal national stock exchange on which the common stock of the Company is then traded to constitute a compensation committee, and which consists of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

“Company” shall mean SXC Health Solutions Corp., a corporation existing under the laws of the Yukon Territory of Canada, and any successor thereto.

“Participant” shall mean an officer or other employee of the Company or any of its subsidiaries who is designated by the Committee to participate in the Plan for a Performance Period, in accordance with Article III.

“Performance Period” shall mean any period commencing on or after January 1, 2011 for which performance goals are established pursuant to Article IV. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

“Plan” shall mean the SXC Health Solutions Corp. Incentive Plan as set forth herein, as it may be amended from time to time.

III.	ADMINISTRATION

3.1 General.  The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and Awards granted hereunder (including in each case reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee’s interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

3.2 Powers and Responsibilities.  The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1.

(a) to designate within the Applicable Period the Participants for a Performance Period;

(b) to establish within the Applicable Period the performance goals and targets and other terms and conditions that are to apply to each Participant’s Award;

(c) to certify in writing prior to the payment with respect to any Award that the performance goals for a Performance Period and other material terms applicable to the Award have been satisfied;

(d) subject to Section 409A of the Code, to determine whether, and under what circumstances and subject to what terms, an Award is to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee’s discretion or whether a Participant may elect deferred payment; and

(e) to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

3.3 Delegation of Power.  The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Awards for such person, and (c) certify the achievement of such performance goals.

IV.	PERFORMANCE GOALS

4.1 Establishing Performance Goals.  The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals (the outcome of which, when established, shall be substantially uncertain) for each Participant or for any group of Participants (or both). Performance goals shall be based on the attainment of specified levels of one or any combination of the following: revenue growth; new revenue growth; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; attainment of strategic and operational initiatives; market share; gross profits; and/or comparisons with various stock market indices of the Company or any affiliate, division or business unit of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company’s performance or the performance of an affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period; provided, however, that to the extent such goals relate to Awards to “covered employees” within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

4.2 Impact of Extraordinary Items or Changes in Accounting.  The measures utilized in establishing performance goals under the Plan shall, to the extent applicable (i.e., if the relevant performance goal is based on a GAAP measure), be determined in accordance with GAAP and in a manner consistent with the methods used in the Company’s audited consolidated financial statements, without regard to (a) extraordinary or other nonrecurring or unusual items, as determined by the Company’s independent public accountants in accordance with GAAP, (b) changes in accounting, as determined by the Company’s independent public accountants in accordance with GAAP, or (c) special charges, such as restructuring or impairment charges, unless, in each case, the Committee decides otherwise within the Applicable Period or as otherwise required under Section 162(m) of the Code.

V.	TERMS OF AWARDS

5.1 Performance Goals and Targets.  At the time performance goals are established for a Performance Period, the Committee also shall establish an Award opportunity for each Participant or group of Participants, which shall be based on the achievement of one or more specified targets of performance goals. The targets shall be expressed in terms of an objective formula or standard which may be based upon the Participant’s Annual Base Salary or a multiple thereof. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment with respect to any Award that would otherwise be made to any Participant or to decide that no payment shall be made. With respect to each Award, the Committee may establish terms regarding the circumstances in which a Participant will be entitled to payment notwithstanding the failure to achieve the applicable performance goals or targets (e.g., where the Participant’s employment terminates due to death or disability or where a change in control of the Company occurs); provided, however, that with respect to any Participant who is a “covered employee” within the meaning of Section 162(m) of the Code, the Committee shall not establish any such terms that would cause an Award payable upon the achievement of the performance goals not to satisfy the conditions of Treasury regulation Section 1.162-27(e) or any successor regulation describing the “qualified performance-based compensation.”

5.2 Payments.  At the time the Committee determines an Award opportunity for a Participant, the Committee shall also establish the payment terms applicable to such Award. Such terms shall include when such payments will be made; provided, however, that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code and provided, further, that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture.

5.3 Maximum Awards.  No Participant shall receive a payment under the Plan with respect to any Performance Period having a value in excess of $3,000,000, which maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one year in duration.

VI.	GENERAL

6.1 Effective Date.  The Plan shall be submitted to the shareholders of the Company for approval at the 2010 annual meeting of shareholders and, if approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at such meeting, shall become effective for Performance Periods beginning on and after January 1, 2011. In the event that the Plan is not approved by the shareholders of the Company, the Plan shall be null and void with respect to Participants who are “covered employees” within the meaning of Section 162(m) of the Code.

6.2 Amendments and Termination.  The Board may amend the Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code. The Board may terminate the Plan at any time.

6.3 Non-Transferability of Awards.  No award under the Plan shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

6.4 Tax Withholding.  The Company shall have the right to require, prior to the payment of any amount pursuant to an award made hereunder, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.

6.5 No Right of Participation or Employment.  No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company or any subsidiary or affiliate of the Company or affect in any manner the right of the Company or any subsidiary or affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.6 Designation of Beneficiary.  If permitted by the Company, a Participant may file with the Committee a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) in the event of the Participant’s death.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding award shall be payable to the Participant’s executor, administrator, legal representative or similar person.

6.7 Governing Law.  The Plan and each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8 Other Plans.  Payments pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (a) such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation thereunder or (b) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company’s shareholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

6.9 Binding Effect.  The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.

6.10 Unfunded Arrangement.  The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the company for payment of any benefit hereunder. No Participant shall have any interest in any particular assets of the Company or any of its affiliates by reason of the right to receive a benefit under the Plan and any such Participant shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Plan.

APPENDIX B

SXC HEALTH SOLUTIONS CORP.

MANDATE OF THE BOARD OF DIRECTORS

Introduction

The term “Company” or “SXC” herein shall refer to SXC Health Solutions Corp. and the term “Board” shall refer to the Board of Directors of the Company. The Board is elected by the shareholders and is responsible for the stewardship of the business and affairs of the Company. The Board seeks to discharge such responsibility by reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management to oversee that the foregoing enhance and preserve the underlying value of the Company.

Although directors may be elected by the shareholders to bring special expertise or a point of view to Board deliberations, they are not chosen to represent a particular constituency. The best interests of the Company as a whole must be paramount at all times.

Duties of Directors

The Board discharges its responsibility for overseeing the management of the Company’s business by delegating to the Company’s senior officers the responsibility for day-to-day management of the Company. The Board discharges its responsibilities both directly and through its committees, the Audit Committee, the Nominating Committee, the Corporate Governance Committee and the Compensation Committee. In addition to these regular committees, the Board may appoint ad hoc committees periodically to address certain issues of a more short-term nature. In addition to the Board’s primary roles of overseeing corporate performance and providing quality, depth and continuity of management to meet the Company’s strategic objectives, principal duties include, but are not limited to the following categories:

Appointment of Management

1. The Board has the responsibility for approving the appointment of the Chief Executive Officer (“CEO”) and all other senior management, and approving their compensation, following a review of the recommendations of the Compensation Committee. To the extent feasible, the Board shall satisfy itself as to the integrity of the CEO and other executive officers and that the CEO and other executive officers create a culture of integrity throughout the Company.

2. The Board from time to time delegates to senior management the authority to enter into certain types of transactions, including financial transactions, subject to specified limits. Investments and other expenditures above the specified limits, and material transactions outside the ordinary course of business are reviewed by and subject to the prior approval of the Board.

3. The Board oversees that succession planning programs are in place, including programs to appoint, train, develop and monitor management.

Board Organization

4. The Board will respond to recommendations received from the Nominating and Corporate Governance Committees and the Compensation Committee, but retains the responsibility for managing its own affairs by giving its approval for its composition and size, the selection of the Chairman of the Board, candidates nominated for election to the Board, committee and committee chair appointments, committee charters and director compensation.

5. The Board may delegate to Board committees matters it is responsible for, including the approval of compensation of the Board and management, the conduct of performance evaluations and oversight of internal controls systems, but the Board retains its oversight function and ultimate responsibility for these matters and all other delegated responsibilities.

Strategic Planning

6. The Board has oversight responsibility to participate directly, and through its committees, in reviewing, questioning and approving the mission of the business and its objectives and goals.

7. The Board is responsible for adopting a strategic planning process and approving and reviewing, on at least an annual basis, the business, financial and strategic plans by which it is proposed that the Company may reach those goals, and such strategic plans will take into account, among other things, the opportunities and risk of the business.

8. The Board has the responsibility to provide input to management on emerging trends and issues and on strategic plans, objectives and goals that management develops.

Monitoring of Financial Performance and Other Financial Reporting Matters

9. The Board is responsible for enhancing congruence between shareholder expectations, corporate plans and management performance.

10. The Board is responsible for:

(a) adopting processes for monitoring the Company’s progress toward its strategic and operational goals, and to revise and alter its direction to management in light of changing circumstances affecting the Company; and

(b) taking action when Company performance falls short of its goals or other special circumstances warrant.

11. The Board shall be responsible for approving the audited financial statements, interim financial statements and the notes and Management’s Discussion and Analysis accompanying such financial statements.

12. The Board is responsible for reviewing and approving material transactions outside the ordinary course of business and those matters which the Board is required to approve under the Company’s governing statute, including the payment of dividends, issuance, purchase and redemptions of securities, acquisitions and dispositions of material capital assets and material capital expenditures.

Risk Management

13. The Board has responsibility for the identification of the principal risks of the Company’s business and ensuring the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of the Company and achieving a proper balance between the risks incurred and the potential return to the Company’s shareholders.

14. The Board is responsible for the Company’s internal control and management information systems.

Policies and Procedures

15. The Board is responsible for:

(a) developing the Company’s approach to corporate governance, including developing a set of corporate governance guidelines for the Company and approving and monitoring compliance with all significant policies and procedures related to corporate governance; and

(b) Approving policies and procedures designed to ensure that the Company operates at all times within applicable laws and regulations and to the highest ethical and moral standards and, in particular, adopting a written code of business conduct and ethics which is applicable to directors, officers and employees of the Company and which constitutes written standards that are reasonably designed to promote integrity and to deter wrongdoing.

16. The Board enforces its policy respecting confidential treatment of the Company’s proprietary information and Board deliberations.

17. The Board is responsible for monitoring compliance with the Company’s Code of Business Conduct and Ethics.

Communications and Reporting

18. The Board has approved and will revise from time to time as circumstances warrant a Disclosure Policy and Continuous Disclosure Documents Guidelines to address communications with shareholders, employees, financial analysts, the media and such other outside parties as may be appropriate.

19. The Board is responsible for:

(a) overseeing the accurate reporting of the financial performance of the Company to shareholders, other security holders and regulators on a timely and regular basis;

(b) overseeing that the financial results are reported fairly and in accordance with generally accepted accounting standards and related legal disclosure requirements;

(c) taking steps to enhance the timely disclosure of any other developments that have a significant and material impact on the Company;

(e) overseeing the Company’s implementation of systems which accommodate feedback from stakeholders.

Position Descriptions

20. The Board is responsible for:

(a) developing position descriptions for the Chairman of the Board, the chair of each Board committee and the CEO (which will include delineating management’s responsibilities);

(b) approving the corporate goals and objectives that the CEO is responsible for meeting; and

(c) developing a description of the expectations and responsibilities of directors, including basic duties and responsibilities with respect to attendance at Board meetings and advance review of meeting materials.

Orientation and Continuing Education

21. The Board is responsible for:

(a) ensuring that all new directors receive a comprehensive orientation, that they fully understand the role of the Board and its committees, as well as the contribution individual directors are expected to make (including the commitment of time and resources that the Company expects from its directors) and that they understand the nature and operation of the Company’s business; and

(b) providing continuing education opportunities for all directors, so that individuals may maintain or enhance their skills and abilities as directors, as well as to ensure that their knowledge and understanding of the Company’s business remains current.

Nomination of Directors

22. In connection with the nomination or appointment of individuals as directors, the Board is responsible for:

(a) considering what competencies and skills the Board, as a whole, should possess;

(b) assessing what competencies and skills each existing director possesses; and

(c) considering the appropriate size of the Board, with a view to facilitating effective decision making.

In carrying out each of these responsibilities, the Board will consider the advice and input of the Nominating Committee.

23. Director nominees shall be selected by a majority of the independent directors.

Board Evaluation

24. The Board is responsible for ensuring that the Board, its committees and each individual director are regularly assessed regarding his, her or its effectiveness and contribution. An assessment will consider, in the case of the Board or a Board committee, its mandate or charter and in the case of an individual director, any applicable position description, as well as the competencies and skills each individual director is expected to bring to the Board.

Annual Review

25. The Corporate Governance Committee shall review and reassess the adequacy of this Mandate at least annually and otherwise as it deems appropriate and recommend changes to the Board, as necessary. The Corporate Governance Committee will ensure that this Mandate or a summary that has been approved by the Corporate Governance Committee is disclosed in accordance with all applicable securities laws or regulatory requirements in the Company’s annual management information circular or such other annual filing as may be permitted or required by applicable securities regulatory authorities.

Chairman of the Board

26. The Chairman of the Board shall be responsible for overseeing the performance by the Board of its duties, for communicating periodically with committee chairs regarding the activities of their respective committees, for assessing the effectiveness of the Board as a whole as well as individual Board members and for overseeing the management of the Company’s business.

Executive Sessions of the Independent Directors

27. The directors who are independent as defined by both Multilateral Instrument 52-110 Audit Committees and Rule 4200(a)(15) of the NASDAQ Marketplace Rules shall meet regularly in an executive session for such purposes as they deem appropriate. The Chairman of the Governance Committee presides at such meetings.

ANNUAL AND SPECIAL MEETING OF SXC HEALTH SOLUTIONS CORP.

Date:	Wednesday, May 12, 2010
Time:	5:30 P.M. (Eastern Daylight Time)
Place:	Fairmont Royal York
100 Front Street, West Toronto, Ontario MSJ1E3, Canada
Please make your marks like this: ☒ Use dark black pencil or pen only
Board of Directors Recommends a Vote FOR the director nominees and FOR proposals 2 and 3.

1: Election of Directors		For	Withhold
01	Terence C. Burke	☐	☐

02	William J. Davis	☐	☐	Directors Recommend
03	Philip R. Reddon	☐	☐	ê
04	Mark A. Thierer	☐	☐	For

05	Steven Cosler	☐	☐

06	Curtis J. Thorne	☐	☐

07	Anthony R. Masso	☐	☐

Directors Recommend
	For	Against	ê

2: Approval of the SXC Health Solutions Corp. Incentive Plan	☐	☐	For
	For	Withhold

3: Appointment of Auditors	☐	☐	For

To attend the meeting and vote your shares in person, please mark this box.		☐
Authorized Signatures - This section must be completed for your Instructions to be executed.
The undersigned hereby acknowledges receipt of the Notice of Meeting and of the Proxy Circular and Proxy Statement furnished herewith.
This instrument of proxy ceases to be valid one year from its date. If this instrument of proxy is undated, it shall be deemed to bear the date on which it was mailed to the shareholder.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.
Annual and Special Meeting of SXC Health Solutions Corp.
to be held on Wednesday, May 12, 2010
for Holders as of March 17, 2010
THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT
AND THE BOARD OF DIRECTORS OF THE COMPANY
VOTE BY:
MAIL
•	Mark, sign and date your Proxy Card/Voting Instruction Form.

•	Detach your Proxy Card/Voting Instruction Form.

•	Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
This instrument of proxy confers discretionary authority upon the person named herein to vote on any amendments to or variations of the matters identified in the Notice of the Meeting dated April 1, 2010 and furnished in connection with the Meeting (the “Notice of Meeting”) and on other matters, if any, which may properly be brought before the Meeting or any adjournment or postponement thereof. The solicitation of proxies is being made by and on behalf of management and the board of directors of the Company.
The shares represented by this instrument of proxy will be voted FOR the motions proposed to be made at the meeting as proposed by management and the board of directors and described in the Proxy Circular and Proxy Statement unless the shareholder has specified that his or her vote be withheld or against, as applicable, from voting in respect of such matters.
All votes must be received by 5:30 P.M., Eastern Daylight Time, May 10, 2010.

PROXY TABULATOR FOR

SXC HEALTH SOLUTIONS CORP.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

OFFICE #

Revocable Proxy — SXC Health Solutions Corp.
Annual and Special Meeting of Shareholders
May 12, 2010, 5:30 p.m. (Eastern Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors
The persons named in this instrument of proxy are directors or officers of the Company. A shareholder has the right to appoint another person as a proxy (who need not be a shareholder) to attend and act on such shareholder’s behalf at the Meeting other than the nominees designated herein. To exercise this right the shareholder may insert the name of the desired person in the blank space provided herein or may submit another proper instrument of proxy and mail the completed instrument of proxy to the tabulating agent of the company, being Mediant Communications LLC, to P.O. Box 8016, Cary, NC 27512-9903 no later than 5:30 p.m. Eastern Daylight Time the day prior to the Meeting.
This instrument of proxy, when properly executed, confers discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting, and to other matters that may properly come before the Meeting. At the time of printing this instrument of proxy, the Company knows of no other matters to come before the Meeting.
This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:
FOR the nominees for directors specified and FOR proposals 2 and 3
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
The undersigned holder of common shares (“Common Shares”) of the Company hereby appoints Mark Thierer, or failing him Jeffrey Park, as proxy holder of the undersigned in respect of all the Common Shares held by the undersigned, with power of substitution, to attend, vote and act for and on behalf of the undersigned at the Meeting and at all adjournments or postponements thereof, the undersigned hereby directing that the Common Shares represented by this instrument of proxy be voted (or withheld from voting) as specified below:
Reference is made to the Proxy Circular and Proxy Statement for further information regarding completion and use of this instrument of proxy and other information pertaining to the Meeting. The undersigned hereby ratifies and confirms all that the said proxy may do by virtue hereof, granting to the said proxy full power and authority to act for and in the name of the undersigned at the Meeting or Meetings and hereby revokes any proxy or proxies heretofore given to vote, and or act with respect to the said shares.
(TO BE SIGNED ON REVERSE SIDE)